Filed Pursuant to Rule 424(b)(3)

Registration Nos. 333-126750 and 333-126750-07

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 8, 2006

Prospectus Supplement

(To Prospectus dated September 1, 2005)

JPMorgan Chase Capital XVIII

$

    % Capital Securities, Series R

(Liquidation amount $1,000 per capital security)

Fully and unconditionally guaranteed, to the extent described below, by

JPMorgan Chase & Co.

Distributions are payable semi-annually, beginning February     , 2007

JPMorgan Chase Capital XVIII, a Delaware statutory trust, will issue the capital securities. Each capital security represents an undivided beneficial interest in the assets of the issuer. The only assets of the issuer will be junior subordinated deferrable interest debentures issued by JPMorgan Chase & Co., which we refer to as the “subordinated debentures.” The issuer will pay distributions on the capital securities only from the proceeds, if any, of interest payments on the subordinated debentures.

The subordinated debentures will bear interest from the date they are issued until August      2036, the “scheduled maturity date,” at the annual rate of     % of their principal amount, payable semi-annually in arrears on each February      and August     , beginning February     , 2007. We will not be required to settle deferred interest pursuant to the alternative payment mechanism described in this prospectus supplement until we have deferred interest for 5 years or made a payment of current interest, and we may defer interest for up to 10 years without giving rise to an event of default. Deferred interest may be cancelled in certain limited circumstances, and in the event of bankruptcy, holders will have a limited claim for deferred interest.

The principal amount of the subordinated debentures will become due on the scheduled maturity date only to the extent that we have received proceeds from the sale of certain qualifying capital securities during a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. We will use our commercially reasonable efforts, subject to certain market disruption events, to sell enough qualifying capital securities to permit repayment of the subordinated debentures in full on the scheduled maturity date. If any amount is not paid on the scheduled maturity date, it will remain outstanding and bear interest at a floating rate payable monthly in arrears and we will continue to use our commercially reasonable efforts to sell enough qualifying capital securities to permit repayment of the subordinated debentures in full. On August     , 2066, we must pay any remaining principal and interest on the subordinated debentures in full whether or not we have sold qualifying capital securities.

At the option of JPMorgan Chase & Co., the capital securities may be redeemed at any time in whole or in part at the redemption price set forth herein.

The subordinated debentures will be subordinated to all existing and future senior, subordinated and junior subordinated debt of JPMorgan Chase & Co., except for any future debt that by its terms is not superior in right of payment, and will be effectively subordinated to all liabilities of our subsidiaries. As a result, the capital securities also will be effectively subordinated to the same debt and liabilities. JPMorgan Chase & Co. will guarantee the capital securities on a subordinated basis to the extent described in this prospectus supplement.

See “ Risk Factors” beginning on page S-9 for a discussion of certain risks that you should consider in connection with an investment in the capital securities.

These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the attached prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Commissions	Proceeds to Issuer
Per Capital Security	$ (1)	(2)	$
Total	$ (1)	(2)	$
(1)	Your purchase price will also include any distributions accrued on the capital securities since August , 2006, if any.
(2)	JPMorgan Chase & Co. will pay the underwriting commissions.

We expect to deliver the capital securities to investors through the book-entry facilities of The Depository Trust Company and its direct participants, including Euroclear and Clearstream, on or about August     , 2006.

Our affiliates, including J.P. Morgan Securities Inc., may use this prospectus supplement and the attached prospectus in connection with offers and sales of the capital securities in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

JPMorgan

            , 2006

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with any other information. If you receive any information not authorized by us, you should not rely on it.

We are offering the capital securities for sale only in places where sales are permitted.

You should not assume that the information contained or incorporated by reference in this prospectus supplement or the attached prospectus is accurate as of any date other than its respective date.

SUMMARY

In this summary, we have highlighted certain information in this prospectus supplement and the attached prospectus. This summary may not contain all of the information that is important to you. To understand the terms of the capital securities and the related guarantees and subordinated debentures, as well as the considerations that are important to you in making your investment decision, you should carefully read this entire prospectus supplement and the attached prospectus. You should also read the documents we have referred you to in “Where You Can Find More Information” on page 2 of the attached prospectus.

About this Prospectus Supplement

This prospectus supplement summarizes the specific terms of the securities being offered and supplements the general descriptions set forth in the attached prospectus. This prospectus supplement may also update or supersede information in the attached prospectus. In the case of inconsistencies, this prospectus supplement will apply. Terms used but not defined in this prospectus supplement have the meanings indicated in the attached prospectus.

The Issuer and JPMorgan Chase & Co.

JPMorgan Chase Capital XVIII, which we refer to as the “issuer”, is a Delaware statutory trust. It was created for the purpose of issuing the     % Capital Securities, Series R, which we refer to as the “capital securities”, and engaging in the other transactions described in this prospectus supplement and the attached prospectus. The issuer trustees referred to on page 6 of the attached prospectus will conduct the business affairs of the issuer.

JPMorgan Chase & Co., which we refer to as “JPMorgan Chase”, “we” or “us”, is a financial holding company. Through our subsidiaries, we conduct domestic and international financial services businesses. We are one of the largest banking institutions in the United States, with approximately $1.3 trillion in assets and operations in more than 50 countries.

Our principal executive office is located at 270 Park Avenue, New York, New York 10017. Our telephone number is (212) 270-6000.

The Capital Securities

Each capital security represents an undivided beneficial ownership interest in the assets of the issuer.

The issuer will sell the capital securities to the public and its common securities to JPMorgan Chase. The issuer will use the proceeds from those sales to purchase $             aggregate principal amount of     % Junior Subordinated Deferrable Interest Debentures, Series R, which are a series of the junior subordinated debentures referred to in the attached prospectus and which we refer to in this prospectus supplement as the “subordinated debentures.” JPMorgan Chase will pay interest on the subordinated debentures at the same rate and on the same dates as the issuer makes payments on the capital securities. The issuer will use the payments it receives on the subordinated debentures to make the corresponding payments on the capital securities.

Distributions

If you purchase capital securities, you will be entitled to receive periodic distributions on the stated liquidation amount of $1,000 per capital security (the “liquidation amount”) on the same payment dates and in the same amounts as we pay interest on a principal amount of subordinated debentures equal to the liquidation amount of such capital security. Distributions will accumulate from August     , 2006. The issuer will make distribution payments on the capital securities semi-annually in arrears, on each August      and February     , beginning February     , 2007, unless those payments are deferred as described below.

Deferral of Distributions

We have the right, on one or more occasions, to defer the payment of interest on the subordinated debentures for one or more consecutive interest periods that do not exceed 5 years without being subject to our obligations described under “Summary of Terms of Subordinated Debentures—Alternative Payment Mechanism”, and for one or more consecutive interest periods that do not exceed a total of 10 years without giving rise to an event of default under the terms of the subordinated debentures or the capital securities. However, no interest deferral may extend beyond the repayment or redemption of the subordinated debentures.

If we exercise our right to defer interest payments on the subordinated debentures, the issuer will also defer paying a corresponding amount of distributions on the capital securities during that period of deferral.

Although neither we nor the issuer will be required to make any interest or distribution payments during a deferral period other than pursuant to the alternative payment mechanism, interest on the subordinated debentures will continue to accrue during deferral periods and, as a result, distributions on the capital securities will continue to accumulate at the then applicable interest rate on the subordinated debentures, compounded on each interest payment date. In limited circumstances, interest on the subordinated debentures will be cancelled and the corresponding distributions on the capital securities will not be made as described under “Summary of Terms of Subordinated Debentures—Option to Defer Interest Payments.”

Following the earlier of (i) the fifth anniversary of the commencement of a deferral period or (ii) a payment of current interest on the subordinated debentures, we will be required to pay deferred interest pursuant to the alternative payment mechanism described under “Summary of Terms of Subordinated Debentures—Alternative Payment Mechanism.” At any time during a deferral period, we may not pay deferred interest except pursuant to the alternative payment mechanism, subject to limited exceptions.

If we defer payments of interest on the subordinated debentures, the subordinated debentures will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your capital securities in gross income for United States federal income tax purposes, even though neither we nor the issuer will make actual payments on the subordinated debentures, or on the capital securities, as the case may be, during a deferral period. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Redemption of Capital Securities

The issuer will use the proceeds of any repayment or redemption of the subordinated debentures to redeem, on a proportionate basis, an equal amount of capital securities and common securities.

For a description of our rights to redeem the subordinated debentures, see “Summary of Terms of Subordinated Debentures—Redemption” below.

Liquidation of the Issuer and Distribution of Subordinated Debentures to Holders

We may dissolve the issuer at any time, subject to our receipt of any required prior approval by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

If we dissolve the issuer, after the issuer satisfies all of its liabilities as required by law, the issuer trustees will:

•	distribute the subordinated debentures to the holders of the capital securities; or

•	if the property trustee determines that a distribution of the subordinated debentures is not practical, pay the liquidation amount of the capital securities, plus any accumulated and unpaid distributions to the payment date, in cash.

Book-Entry

The capital securities will be represented by one or more global securities registered in the name of and deposited with The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your capital securities and capital securities will not be registered in your name, except under certain limited circumstances described in the attached prospectus under the caption “Global Preferred Securities; Book-Entry Issuance.”

The Subordinated Debentures

Repayment of Principal

We must repay the principal amount of the subordinated debentures, together with accrued and unpaid interest, on August     , 2036 (the “scheduled maturity date”), subject to the limitations described below.

We are required to repay the subordinated debentures on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of “qualifying capital securities”, as described under “Replacement Capital Covenant”, during a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. If we have not raised sufficient net proceeds to permit repayment of all principal and accrued and unpaid interest on the subordinated debentures on the scheduled maturity date, the unpaid amount will remain outstanding from month to month until (i) we have raised sufficient net proceeds to permit repayment in full in accordance with the replacement capital covenant, (ii) we redeem the subordinated debentures or (iii) or an event of default occurs.

We will use our commercially reasonable efforts, subject to a “market disruption event”, as described under “Summary of Terms of Subordinated Debentures—Market Disruption Event”, to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to the scheduled maturity date to permit repayment of the subordinated debentures in full on this date in accordance with the replacement capital covenant. If we are unable for any reason to raise sufficient proceeds, we will use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment of the subordinated debentures in full on the following monthly interest payment date, and on each monthly interest payment date thereafter until the subordinated debentures are paid in full.

Any unpaid principal amount of the subordinated debentures, together with accrued and unpaid interest, will be due and payable on August     , 2066 (or if this day is not a business day, the following business day), which is the final repayment date for the subordinated debentures, regardless of the amount of qualifying capital securities we have issued and sold by that time.

Although under the replacement capital covenant the principal amount of subordinated debentures that we may repay may be based on the net cash proceeds from certain issuances of common stock, rights to acquire common stock, mandatorily convertible preferred stock and debt exchangeable into equity in addition to qualifying capital securities, we have no obligation to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the subordinated debentures on the scheduled maturity date or at any time thereafter.

Interest

Until the scheduled maturity date, the subordinated debentures will bear interest at the annual rate of     %. Interest on the subordinated debentures will accrue from August     , 2006. JPMorgan Chase will pay that interest semi-annually in arrears on February      and August      of each year (we refer to these dates as “interest payment dates”), beginning February     , 2007. If any subordinated debentures remain outstanding after the scheduled maturity date, they will bear interest at a floating interest rate payable monthly until repaid.

Ranking

The subordinated debentures will constitute one series of the junior subordinated debentures referred to in the attached prospectus and will be issued by JPMorgan Chase under the indenture referred to in the attached prospectus. The subordinated debentures will be unsecured and will rank junior to all existing and future senior, subordinated and junior subordinated debt (excluding trade accounts payable or accrued liabilities arising in the ordinary course of business) of JPMorgan Chase & Co., except for any future debt that by its terms is not superior in right of payment to the subordinated debentures, and will be effectively subordinated to all liabilities of our subsidiaries. Substantially all of our existing indebtedness is senior debt (including approximately $10,827 million of existing junior subordinated debentures issued in connection with trust preferred securities issued by our capital trusts).

Certain Payment Restrictions Applicable to JPMorgan Chase

During any period in which

•	there has occurred any event of which we have actual knowledge that with the giving of notice or lapse of time would become an event of default under the indenture and which we have not taken reasonable steps to cure;

•	we are in default regarding our payment of any obligations under our guarantee regarding the issuer; or

•	we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing,

we generally may not make payments on or redeem or repurchase our capital stock or our debt securities or guarantees having the same rank as or ranking junior to the subordinated debentures, subject to certain limited exceptions. In addition, if any deferral period lasts longer than one year, the restrictions on our ability to redeem or repurchase any of our securities that rank pari passu with or junior in interest to the subordinated debentures will continue until the first anniversary of the date on which all deferred interest has been paid or cancelled.

Redemption of Subordinated Debentures

We may elect to redeem any or all of the subordinated debentures at one or more times for a make-whole price calculated as described under “Summary of Terms of Subordinated Debentures—Redemption—Optional Redemption.” In addition, we may elect to redeem all, but not less than all, of the subordinated debentures for a price equal to (i) their principal amount if certain changes occur relating to the capital treatment of the capital securities or (ii) a make-whole amount if certain changes occur relating to the tax treatment of the capital securities (in each case plus accrued and unpaid interest). For a description of the changes that would permit such a redemption and the applicable redemption amounts, see “Summary of Terms of Subordinated Debentures—Redemption—Conditional Right to Redeem upon a Tax Event or Capital Treatment Event” below.

Any redemption of the subordinated debentures will be subject to the limitations described under “Replacement Capital Covenant” below. In addition, if required under the Federal Reserve’s capital guidelines, we will obtain the approval of the Federal Reserve prior to exercising the redemption rights described above.

Events of Default

The following events are events of default with respect to the subordinated debentures:

•	default in the payment of any installment of interest, including compounded interest but not including cancelled interest, on any subordinated debenture for a period of 30 days after the due date, subject to our right to defer interest payments;

•	default in the payment of interest, including compounded interest but not including cancelled interest, in full on any subordinated debenture for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period;

•	default in the payment of the principal of the subordinated debentures when due whether at maturity, upon redemption or otherwise, subject to the limitation described under “Repayment of Principal” above; or

•	some events of bankruptcy, insolvency and reorganization involving us.

If an event of default under the indenture arising from a default in the payment of interest of the type described in the second bullet point above has occurred and is continuing, the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the subordinated debentures will have the right to declare the principal of and accrued interest (including compounded interest) on those securities to be due and payable immediately. If the debenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of the subordinated debentures fail to make that declaration, then the holders of at least 25% in total liquidation amount of the capital securities then outstanding will have the right to do so. If an event of default under the indenture arising from events of bankruptcy, insolvency and reorganization involving us occurs, the principal of and accrued interest on the subordinated debentures will automatically, and without any declaration or other action on the part of the debenture trustee or any holder of subordinated debentures, become immediately due and payable. In case of any other event of default, there is no right to declare the principal amount of the subordinated debentures immediately payable.

Replacement Capital Covenant

We agree in the replacement capital covenant for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the subordinated debentures (or in certain limited cases long-term indebtedness of our subsidiary, JPMorgan Chase Bank, National Association) that the subordinated debentures and capital securities will not be repaid, redeemed or repurchased by us or the issuer on or before August     , 2056, unless (i) we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies; and (ii) the principal amount repaid or the applicable redemption or repurchase price does not exceed a maximum amount determined by reference to the aggregate amount of net cash proceeds we have received from the sale of common stock, rights to acquire common stock, “mandatorily convertible preferred stock”, “debt exchangeable into equity” and certain qualifying capital securities since the later of (x) the date 180 days prior to delivery of notice of such repayment or redemption or the date of such repurchase and (y) to the extent the subordinated debentures are outstanding after the scheduled maturity date, the most recent date, if any, on which a notice of repayment or redemption was delivered in respect of, or on which we or the issuer repurchased, any subordinated debentures or capital securities. Certain provisions of the replacement capital covenant, including the definitions of mandatorily convertible preferred stock, debt exchangeable into equity, qualifying capital securities and other important terms, are described under “Replacement Capital Covenant” below.

Guarantee by JPMorgan Chase

We will fully and unconditionally guarantee payment of amounts due under the capital securities on a subordinated basis and to the extent the issuer has funds available for payment of those amounts. We refer to this obligation as the “guarantee.” However, the guarantee does not cover payments if the issuer does not have sufficient funds to make the distribution payments, including, for example, if we have failed to pay to the issuer amounts due under the subordinated debentures.

As issuer of the subordinated debentures, we are also obligated to pay the expenses and other obligations of the issuer, other than its obligations to make payments on the capital securities.

Certain ERISA Matters

In general, employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or plans subject to Section 4975 of the Internal Revenue Code (the “Code”) and plans subject to one or more provisions under other applicable federal, state, local, non-U.S. or other laws or regulations that contain one or more provisions that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”) (or entities deemed to hold the assets of any such employee benefit plan or plan) (collectively, “Plans”) will be eligible to purchase the capital securities. By indirectly or directly purchasing or holding capital securities or any interest in them, you will be deemed to have represented that either: (i) you are not a Plan and are not purchasing the capital securities on behalf of or with “plan assets” of any Plan; or (ii) your purchase, holding and disposition of capital securities (or junior subordinated debt securities) will not violate any Similar Laws and either (a) will not result in a non-exempt prohibited transaction under ERISA or the Code or (b) if it could result in such a prohibited transaction, it satisfies the requirements of, and is entitled to full exemptive relief under Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the potential consequences under ERISA, the Code or Similar Laws of any investment in the capital securities. See “Certain ERISA Matters” in the attached prospectus.

RISK FACTORS

Before deciding whether to purchase any capital securities, you should pay special attention to the following risk factors.

Subordination of Subordinated Debentures and the Guarantee

Our obligations under the subordinated debentures and the guarantee are unsecured and rank junior in right of payment to all of our existing and future senior debt. For purposes of this prospectus supplement, “senior debt” means all existing and future senior, subordinated and junior subordinated debt of JPMorgan Chase & Co. (except for any future debt that by its terms is not superior in right of payment) and includes approximately $10,827 million of existing junior subordinated debentures issued in connection with trust preferred securities issued by our capital trusts.

This means that we cannot make any payments on the subordinated debentures or under the guarantee if we are in default on our senior debt. In addition, the terms of our outstanding junior subordinated debentures prohibit us from making any payment of interest on the subordinated debentures or guarantee and from repaying, redeeming or repurchasing any subordinated debentures if we are aware of any event that would be an event of default under the indenture governing our outstanding junior subordinated debentures or at any time we have deferred interest thereunder. In the event of our bankruptcy or liquidation, our assets must be used to pay off our senior debt in full before any payments may be made on the subordinated debentures or under the guarantee.

Substantially all of our existing indebtedness is senior debt. The terms of the indenture, the guarantee and the trust agreement with respect to the issuer and the capital securities do not limit our ability to incur additional debt, including secured or unsecured debt.

Status of JPMorgan Chase as a Holding Company

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, our ability to make payments on the subordinated debentures and the guarantee will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Various legal limitations restrict the extent to which our subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries.

In addition, our right to participate in any distribution of assets from any subsidiary, upon the subsidiary’s liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, the subordinated debentures and the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should look only to the assets of JPMorgan Chase as the source of payment for the subordinated debentures and the guarantee.

Restrictions on Ability to Make Distributions on or Redeem the Capital Securities

Federal banking authorities will have the right to examine the issuer and its activities because it is our subsidiary. Under certain circumstances, including any determination that our relationship to the issuer would result in an unsafe and unsound banking practice, these banking authorities have the authority to issue orders which could restrict the issuer’s ability to make distributions on or to redeem the capital securities.

Dependence on JPMorgan Chase’s Payments on Subordinated Debentures; Limitations under the Guarantee

The issuer’s ability to make timely distribution and redemption payments on the capital securities is solely dependent on our making the corresponding payments on the subordinated debentures. In addition, the guarantee only guarantees that we will make distribution and redemption payments if the issuer has funds available to make the payments but fails to do so.

If the issuer defaults on its payment obligations under the capital securities because we have failed to make the corresponding payments under the subordinated debentures, you will not be able to rely upon the guarantee for payment. Instead, you may institute a legal proceeding directly against JPMorgan Chase for enforcement of our payment obligations under the indenture and the subordinated debentures.

Obligation to Repay on the Scheduled Maturity Date Subject to Issuance of Qualifying Capital Securities

Our obligation to repay the subordinated debentures on the scheduled maturity date of August     , 2036 is limited. We are required to repay the subordinated debentures on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities within a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. If we have not raised sufficient proceeds from the issuance of qualifying capital securities to permit repayment of the subordinated debentures on the scheduled maturity date, the unpaid amount will remain outstanding until (i) we have raised sufficient proceeds to permit repayment in full in accordance with this requirement, (ii) we redeem the subordinated debentures, (iii) an event of default occurs or (iv) the final repayment date for the subordinated debentures on August     , 2066. Our ability to raise proceeds in connection with this obligation to repay the subordinated debentures will depend on, among other things, market conditions at the time the obligation arises, as well as the acceptability to prospective investors of the terms of these securities. Although we have agreed to use our commercially reasonable efforts to raise sufficient net proceeds from the issuance of qualifying capital securities to repay the subordinated debentures during the 180-day period referred to above and from month to month thereafter until the subordinated debentures are repaid in full, our failure to do so would not be an event of default or give rise to a right of acceleration or similar remedy until August     , 2066, and we will be excused from using our commercially reasonable efforts if certain market disruption events occur.

Moreover, we are entering into a replacement capital covenant for the benefit of holders of a designated series of our indebtedness that ranks senior to the subordinated debentures, or in certain limited cases holders of a designated series of indebtedness of JPMorgan Chase, pursuant to which we will covenant that neither we nor the issuer will repay, redeem or repurchase subordinated debentures or capital securities on or before August     , 2056 unless during the applicable measurement period we or our subsidiaries have received sufficient proceeds from the sale of qualifying capital securities, mandatorily convertible preferred stock, debt exchangeable into equity, common stock or rights to acquire common stock. Although under the replacement capital covenant, the principal amount of subordinated debentures that we may repay may be based on the net cash proceeds from certain issuances of common stock, rights to acquire common stock, mandatorily convertible preferred stock and debt exchangeable into equity in addition to qualifying capital securities, we may modify the replacement capital covenant without your consent if the modification does not further restrict our ability to repay the subordinated debentures in connection with an issuance of qualifying capital securities. In addition, under the indenture we have no obligation to use commercially reasonable efforts to issue any securities that may entitle us under the replacement capital covenant to repay the subordinated debentures other than qualifying capital securities, nor do we have any obligation to use the proceeds of the issuance of any other securities to repay the subordinated debentures on the scheduled maturity date or at any time thereafter. See “Replacement Capital Covenant.”

Interest Deferral for 10 Years without Event of Default

We have the right to defer interest on the subordinated debentures for a period of up to 10 consecutive years. Although we would be subject to the alternative payment mechanism after we have deferred interest for a period of 5 consecutive years, if we are unable to raise sufficient eligible proceeds, we may fail to pay accrued interest on the subordinated debentures for a period of up to 10 consecutive years without causing an event of default. Holders of capital securities will receive no or limited current income on the capital securities and, so long as we are otherwise in compliance with our obligations, will have no remedies against the issuer or us for nonpayment unless we fail to pay all deferred interest (including compounded amounts but not including cancelled interest) at the end of the 10-year deferral period.

Alternative Payment Mechanism, Market Disruption Events and Source of Deferred Interest Payments

If we elect to defer interest payments, we will not be permitted to pay deferred interest on the subordinated debentures (and compounded interest thereon) during the deferral period, which may last up to 10 years, from any source other than the issuance of qualifying warrants or non-cumulative perpetual preferred stock unless the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest. The occurrence of a market disruption event may prevent or delay a sale of qualifying warrants or non-cumulative perpetual preferred stock pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the subordinated debentures. Market disruption events include events and circumstances both within and beyond our control, such as the failure to obtain any consent or approval of our shareholders or a regulatory body or governmental authority to issue qualifying warrants and non-cumulative perpetual preferred stock notwithstanding our commercially reasonable efforts. Moreover, we may encounter difficulties in successfully marketing our qualifying warrants and non-cumulative perpetual preferred stock, particularly during times we are subject to the restrictions on dividends as a result of the deferral of interest. If we do not sell sufficient warrants or preferred stock to fund deferred interest payments in these circumstances, we will not be permitted to pay deferred interest to the issuer and, accordingly, no payment of distributions may be made on the capital securities, even if we have cash available from other sources. See “Summary of Terms of Subordinated Debentures—Option to Defer Interest Payments” and “Alternative Payment Mechanism” and “Market Disruption Events.”

Federal Reserve Notification and Alternative Payment Mechanism

We must notify the Federal Reserve if the alternative payment mechanism is applicable. We may not sell our qualifying warrants or non-cumulative perpetual preferred stock pursuant to the alternative payment mechanism or use the proceeds of such sale to pay deferred interest, in each case, if the Federal Reserve has disapproved such actions. Accordingly, if we elect to defer interest and the Federal Reserve disapproves either our sale of qualifying warrants or preferred stock pursuant to the alternative payment mechanism or our use of the proceeds to pay deferred interest, we may be unable to pay deferred interest that otherwise would be paid pursuant to the alternative payment mechanism. We may continue to defer interest in the event of Federal Reserve disapproval of all or part of the alternative payment mechanism until 10 years have elapsed since the beginning of the deferral period without triggering an event of default under the indenture. As a result, we could defer interest for up to 10 years without being required to sell our qualifying warrants or non-cumulative perpetual preferred stock and apply the proceeds to pay deferred interest.

Cancellation of Deferred Interest Payments and Capital Securities Distributions

Your right to receive distributions on the capital securities is subject to permanent cancellation in certain limited circumstances. If the deferral period continues for 10 years and at the expiration of such period, (i) no event of default under the indenture is continuing, (ii) we have been unable, due to the “warrant issuance cap” and the “preferred issuance cap”, each as defined under “Summary of Terms of Subordinated Debentures—Alternative Payment Mechanism”, to raise sufficient proceeds from the sale of qualifying warrants and non-cumulative perpetual preferred stock to pay all deferred interest (and compounded amounts) attributable to the portion of deferral period prior to the date on which we became subject to the alternative payment mechanism, and (iii) we have not yet cancelled any interest pursuant to this provision, then our obligation to pay any remaining deferred interest (and compounded amounts) attributable to that portion of the deferral period that we were unable to pay because of these caps will be permanently cancelled, as will the corresponding rights of holders to receive distributions on the capital securities. See “Summary of Terms of Subordinated Debentures—Option to Defer Interest Payments.”

Potential Adverse Market Price and Tax Consequences of Deferral of Interest Payments

We currently do not intend to exercise our right to defer payments of interest on the subordinated debentures. However, if we exercise that right in the future, the market price of the capital securities is likely to be affected. As a result of the existence of our deferral right, the market price of the capital securities, payments on which depend solely on payments being made on the subordinated debentures, may be more volatile than the market prices of other securities that are not subject to optional deferrals.

If we do defer interest on the subordinated debentures and you elect to sell capital securities during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its capital securities until the payment of interest at the end of the deferral period.

If we do defer interest payments on the subordinated debentures, you will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes during the period of the deferral in respect of your proportionate share of the subordinated debentures, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Tax Consequences of Dissolution of Issuer

We may dissolve the issuer at any time. Upon dissolution of the issuer, subordinated debentures may be distributed to the holders of the capital securities, as described under “Description of the Preferred Securities—Redemption or Exchange” in the attached prospectus. Under current U.S. federal income tax law, and assuming, as expected, that the issuer is treated as a grantor trust, such a distribution of subordinated debentures to you should not be a taxable event. However, if the issuer is characterized for U.S. federal income tax purposes as an association taxable as a corporation at the time it is dissolved, or if there is a change in law, the distribution of the subordinated debentures to you may be a taxable event.

Capital Securities May be Redeemed at any Time

At our election at any time, we may redeem the subordinated debentures. That redemption would cause a mandatory redemption of the capital securities. If the capital securities were redeemed, the redemption would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the capital securities at the same rate as the rate of return on the capital securities. See “Summary of Terms of Subordinated Debentures—Redemption” below.

Claim Limitations upon Bankruptcy, Insolvency or Receivership

In certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of any subordinated debentures, whether voluntary or not, a holder of subordinated debentures will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including compounded interest) on such holder’s subordinated debentures. Since we are permitted to defer interest payments for up to 10 years without an event of default, claims may be extinguished in respect of interest accrued during as many as eight years.

Limited Rights of Acceleration

The remedies for any breach of our obligations under the alternative payment mechanism, the limitation on the source for payments of deferred interest, the restrictions imposed in connection with any optional deferral of interest payments and our obligation to raise proceeds from the issuance of qualifying capital securities to permit the repayment of the subordinated debentures on or after the scheduled maturity date are all limited. Our failure to comply with these obligations and restrictions would not constitute an event of default or give rise to a right of acceleration or similar remedy under the terms of the indenture.

Limited Voting Rights

As a holder of capital securities, you will have limited voting rights. You generally will not be entitled to vote to appoint, remove or replace the property trustee, the Delaware trustee or any administrative trustee, all of which will be appointed, removed or replaced by JPMorgan Chase. However, if an event of default occurs with respect to the subordinated debentures, you would be entitled to vote to remove, replace or appoint the property trustee and the Delaware trustee.

Changes in Demand for Capital Securities

Neither we nor the issuer can assure you as to the market prices for the capital securities or the subordinated debentures that may be distributed in exchange for the capital securities. Investor demand for the capital securities may be greater or less than for traditional trust preferred instruments. Investor demand for securities with the characteristics of the capital securities may change as these characteristics are assessed by market participants, regulators and others. Accordingly, the capital securities that you may purchase, whether pursuant to the offer made by this prospectus supplement or in the secondary market, may trade at a discount to the price that you paid to purchase the capital securities if investor demand for securities with characteristics similar to those of the capital securities decreases over time. Furthermore, if we exchange the capital securities for the subordinated debentures, demand for the subordinated debentures may be greater or less than demand for the capital securities.

Trading Characteristics of Capital Securities

We do not intend to apply for listing of the capital securities on The New York Stock Exchange or any other securities exchange. Although we have been advised that the underwriters intend to make a market in the capital securities, the underwriters are not obligated to do so and may discontinue market making at any time. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the capital securities.

JPMORGAN CHASE CAPITAL XVIII

The issuer is a statutory trust created under Delaware law in 2005. It is one of the issuers formed for the purposes and having the characteristics described under the caption “The Issuers” in the attached prospectus. The issuer will be governed by the trust agreement to be signed by JPMorgan Chase, as depositor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and the administrative trustees named in the trust agreement.

The issuer will not be subject to the reporting requirements of the Securities Exchange Act of 1934.

JPMORGAN CHASE & CO.

JPMorgan Chase & Co. (“JPMorgan Chase”, which may be referred to as “we” or “us”) is a financial holding company incorporated under Delaware law in 1968. We are a leading global financial services firm and one of the largest banking institutions in the United States, with approximately $1.3 trillion in assets, $111 billion in stockholders’ equity and operations in more than 50 countries. We are a leader in investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. Under the JPMorgan and Chase brands, we serve millions of customers in the United States and many of the world’s most prominent corporate, institutional and government clients. Our principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank headquartered in Delaware that is our credit card issuing bank. JPMorgan Chase’s principal nonbank subsidiary is J.P. Morgan Securities Inc., our U.S. investment banking firm.

The headquarters for JPMorgan Chase is in New York City. The retail banking business, which includes the consumer banking, small business banking and consumer lending activities (with the exception of our credit card business), is headquartered in Chicago. Chicago also serves as the headquarters for the commercial banking business.

Our activities are organized, for management reporting purposes, into six business segments as well as Corporate. Our wholesale businesses are comprised of the Investment Bank, Commercial Banking, Treasury & Securities Services, and Asset & Wealth Management. Our consumer businesses are comprised of Retail Financial Services and Card Services. A description of our business segments, and the products and services they provide to their respective client bases, follows.

Investment Bank

The Investment Bank is one of the world’s leading investment banks, as evidenced by the breadth of its client relationships and product capabilities. The Investment Bank has extensive relationships with corporations, financial institutions, governments and institutional investors worldwide. The Investment Bank provides a full range of investment banking products and services in all major capital markets, including advising on corporate strategy and structure, capital raising in equity and debt markets, sophisticated risk management, and market-making in cash securities and derivative instruments. The Investment Bank also commits JPMorgan Chase’s own capital to proprietary investing and trading activities.

Retail Financial Services

Retail Financial Services realigned its business reporting segments on January 1, 2006, into Regional Banking, Mortgage Banking and Auto Finance. Regional Banking offers one of the largest branch networks in the United States, covering 17 states. Regional Banking distributes, through its network, a variety of products including checking, savings and time deposit accounts; home equity, residential mortgage, small business banking, and education loans; mutual fund and annuity investments; and on-line banking services. Mortgage Banking is a leading provider of mortgage loan products and is one of the largest originators and servicers of home mortgages. Auto Finance is the largest noncaptive originator of automobile loans, primarily through a network of automotive dealers across the United States. We have announced an agreement to acquire the consumer, small-business and middle-market banking businesses of The Bank of New York Company (“The Bank of New York”) in exchange for certain portions of our corporate trust business.

Card Services

Card Services is one of the largest issuers of credit cards in the United States, with more than 112 million cards in circulation. Card Services offers a wide variety of cards to satisfy the needs of individual consumers, small businesses and partner organizations. The Chase Paymentech Solutions, LLC joint venture is the largest processor of MasterCard® and Visa® payments in the world.

Commercial Banking

Commercial Banking serves more than 25,000 clients, including corporations, municipalities, financial institutions and not-for-profit entities with annual revenues generally ranging from $10 million to $2 billion. While most Middle Market clients are within the Retail Financial Services footprint, Commercial Banking also covers larger corporations, as well as local governments and financial institutions on a national basis. Commercial Banking is a market leader across the businesses it serves, combining local market presence, industry expertise and excellent client service and risk management. Partnership with other JPMorgan Chase businesses positions Commercial Banking to deliver broad product capabilities, including lending, treasury services, investment banking, and asset and wealth management.

Treasury & Securities Services

Treasury & Securities Services is a global leader in providing transaction, investment and information services to support the needs of corporations, issuers and institutional investors worldwide. Treasury & Securities Services is one of the largest cash management providers in the world and a leading global custodian. The Treasury Services business provides a variety of cash management products, trade finance and logistics solutions, wholesale card products, and short-term liquidity management tools. Treasury Services partners with the Commercial Banking, Regional Banking and Asset & Wealth Management businesses to serve clients firmwide. As a result, certain Treasury Services revenues are included in other segments’ results. As previously announced, Treasury & Securities Services reorganized the Investor Services and Institutional Trust Services businesses into a single business called Worldwide Securities Services. The Worldwide Securities Services business provides: safekeeping, valuing, clearing and servicing of securities and portfolios for investors and broker-dealers; trustee and agent services; and management of American Depositary Receipt programs. We have announced an agreement to acquire the consumer, small-business and middle-market banking businesses of The Bank of New York in exchange for certain portions of our corporate trust business.

Asset & Wealth Management

Asset & Wealth Management provides investment advice and management for institutions and individuals. With assets under supervision of $1.2 trillion, Asset & Wealth Management is one of the largest asset and wealth managers in the world. Asset & Wealth Management serves four distinct client groups through three businesses: institutions through JPMorgan Asset Management; ultra-high-net-worth clients through the Private Bank; high-net worth-clients through Private Client Services; and retail clients through JPMorgan Asset Management. The majority of Asset & Wealth Management’s client assets are in actively managed portfolios. Asset & Wealth Management has global investment expertise in equities, fixed income, real estate, hedge funds, private equity and liquidity, including both money market instruments and bank deposits. Asset & Wealth Management also provides trust and estate services to ultra-high-net-worth and high-net-worth clients, and retirement services for corporations and individuals.

Corporate

The Corporate Sector is comprised of Private Equity, Treasury, corporate staff units and expenses that are centrally managed.

Our principal executive office is located at 270 Park Avenue, New York, New York 10017 and our telephone number is (212) 270-6000.

CAPITALIZATION

The following table sets forth the consolidated capitalization of JPMorgan Chase as of June 30, 2006 as adjusted to give effect to the subordinated debentures and the capital securities. You should also read our consolidated financial statements and the related notes, which are incorporated by reference.

	June 30, 2006
	Actual	As Adjusted
	(unaudited, in millions)
Total long-term debt	$125,280		$125,280
Junior Subordinated Deferrable Interest Debentures Held by Trusts that Issued Guaranteed Capital Debt Securities	10,827
Stockholders’ Equity
Preferred Stock	—		—
Common Stock	3,658		3,658
Capital Surplus	77,098		77,098
Retained Earnings	38,208		38,208
Accumulated Other Comprehensive Income (Loss)	(1,218)		(1,218)
Treasury Stock, At Cost	(7,062)		(7,062)

Total Stockholders’ Equity	110,684		110,684

Total Capitalization	$246,791	$

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth JPMorgan Chase’s ratio of earnings to fixed charges for the period indicated.

Six Months Ended June 30, 2006
Ratio of Earnings to Fixed Charges
Excluding Interest on Deposits	1.99
Including Interest on Deposits	1.55

ACCOUNTING TREATMENT;

REGULATORY CAPITAL

The trust will not be consolidated on our balance sheet as a result of recent accounting changes reflected in FASB Interpretation No. 46, Consolidation of Variable Interest Entities, as revised in December 2003. Accordingly, for balance sheet purposes we will recognize the aggregate principal amount, net of discount, of the subordinated debentures we issue to the issuer as a liability and the amount we invest in the issuer’s common securities as an asset. The interest paid on the subordinated debentures will be recorded as interest expense on our income statement.

On March 1, 2005, the Federal Reserve Board adopted amendments to its risk-based capital guidelines. Among other things, the amendments confirm the continuing inclusion of outstanding and prospective issuances of trust preferred securities in the Tier 1 capital of bank holding companies, but make the qualitative requirements for trust preferred securities issued on or after April 15, 2005 more restrictive in certain respects and make the quantitative limits applicable to the aggregate amount of trust preferred securities and other restricted core capital elements that may be included in Tier 1 capital of bank holding companies more restrictive. The capital securities will qualify as Tier 1 capital.

SUMMARY OF TERMS OF

CAPITAL SECURITIES

The capital securities represent undivided beneficial ownership interests in the assets of the issuer and are a series of “preferred securities”, as described in the attached prospectus.

We have summarized below certain terms of the capital securities. This summary supplements the general description of the preferred securities contained in the attached prospectus. Any information regarding the capital securities contained in this prospectus supplement that is inconsistent with information in the prospectus will apply and will supersede the inconsistent information in the prospectus.

This summary is not complete. You should also refer to the trust agreement, a form of which has been filed as an exhibit to the registration statement (Nos. 333-126750, 333-126750-01, 333-126750-02, 333-126750-03, 333-126750-04, 333-126750-05, 333-126750-06, 333-126750-07, 333-126750-08) of which this prospectus supplement and the attached prospectus are a part (the “registration statement”).

Distributions

You will be entitled to receive periodic distributions on the stated liquidation amount of each capital security ($1,000) on the same payment dates and in the same amounts as we pay interest on a principal amount of subordinated debentures equal to the liquidation amount of such capital security. On each distribution date, the issuer will pay the applicable distribution to the holders of the capital securities on the record date for that distribution date. As long as the capital securities remain in book-entry form, the record dates for the capital securities will be one business day prior to the relevant distribution date. For purposes of this prospectus supplement, “business day” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or a day on which the corporate trust office of the property trustee or the debenture trustee is closed for business or, on or after August     , 2036, a day that is not a London business day. A “London business day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. If capital securities are not in book-entry form, the record date will be the      day of the month in which the relevant distribution date occurs.

The period beginning on and including August    , 2006 and ending on but excluding the first distribution date and each period after that period beginning on and including a distribution date and ending on but excluding the next distribution date is called a “distribution period.”

Deferral of Distributions

We have the right, on one or more occasions, to defer payment of interest on the subordinated debentures for one or more consecutive interest periods that do not exceed 10 years, as described under “Summary of Terms of Subordinated Debentures—Option to Defer Interest Payments” below. If we exercise this right, the issuer will also defer paying a corresponding amount of distributions on the capital securities during that period of deferral.

Although neither we nor the issuer will be required to make interest or distribution payments during deferral periods other than pursuant to the alternative payment mechanism described under “Alternative Payment Mechanism” below, interest on the subordinated debentures will continue to accrue during deferral periods and, as a result, distributions on the capital securities will continue to accumulate at the interest rate in effect from time to time on the subordinated debentures, compounded on each interest payment date. In the limited circumstances described under “Summary of Terms of Subordinated Debentures—Option to Defer Interest Payments” and “Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership”, interest on the subordinated debentures will be cancelled and the corresponding distributions on the capital securities will not be made. References to “accumulated and unpaid distributions” in this prospectus supplement and the attached prospectus include all accumulated and unpaid distributions, including compounded amounts thereon, but exclude distributions corresponding to interest that has been cancelled.

Redemption

If we repay or redeem the subordinated debentures, in whole or in part, whether at, prior to or after the scheduled maturity date, the property trustee will use the proceeds of that repayment or redemption to redeem a total amount of capital securities and common securities equal to the amount of subordinated debentures redeemed or repaid. Under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the capital securities is subject to prior approval of the Federal Reserve.

The redemption price per security at maturity will equal the $1,000 liquidation amount, and the redemption price in the event of a redemption or repayment of subordinated debentures will equal the applicable redemption or repayment price attributed to $1,000 in principal amount of the subordinated debentures calculated as described under “Summary of Terms of Subordinated Debentures—Redemption” or “Repayment of Principal” below, in each case plus accumulated but unpaid distributions to the date of payment.

If less than all capital securities and common securities are redeemed, the amount of each to be redeemed will be allocated proportionately based upon the total amount of capital securities and common securities outstanding.

The property trustee will give holders of capital securities not less than 30 nor more than 60 days’ notice prior to the date of any redemption of capital securities relating to the redemption of subordinated debentures and not less than 10 nor more than 15 business days’ notice prior to the date of any redemption of capital securities relating to the repayment of subordinated debentures.

See “Summary of Terms of Subordinated Debentures—Redemption” and “Repayment of Principal” for a description of the redemption and repayment terms of the subordinated debentures.

Optional Liquidation of Issuer and Distribution of Subordinated Debentures to Holders

We may elect to dissolve the issuer at any time and, after satisfaction of the issuer’s liabilities, to cause the property trustee to distribute the subordinated debentures to the holders of the capital securities and common securities. However, if then required under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, we must obtain the approval of the Federal Reserve prior to making that election.

We anticipate that any distribution of subordinated debentures would be through book-entry distribution of interests in one or more global securities under depositary arrangements similar to those applicable to the capital securities. See “Global Preferred Securities; Book-Entry Issuance” in the attached prospectus.

Under current United States federal income tax law, and assuming, as expected, the issuer is treated as a grantor trust, a distribution of subordinated debentures in exchange for the capital securities would not be a taxable event to you. If, however, the issuer were subject to United States federal income tax with respect to income accrued or received on the subordinated debentures, the distribution of the subordinated debentures by the issuer would be a taxable event to the issuer and to you. See “Certain United States Federal Income Tax Consequences—United States Holders—Receipt of Subordinated Debentures or Cash upon Liquidation of the Issuer” below.

Liquidation Value

Upon liquidation of the issuer, you would be entitled to receive $1,000 per capital security, plus accumulated and unpaid distributions to the date of payment. That amount would be paid to you in the form of a distribution of subordinated debentures, subject to specified exceptions. See “Description of the Preferred Securities—Liquidation Distribution upon Dissolution” in the attached prospectus.

Subordination of Common Securities

The issuer will pay distributions on its common securities at the same rate and on the same distribution dates as the capital securities. However, if there is an event of default under the indenture, the issuer will not pay distributions on the common securities until all distributions on the capital securities have been paid in full. For a more detailed description of circumstances in which the capital securities will have a preference over the common securities, see “Description of the Preferred Securities—Subordination of Common Securities” in the attached prospectus.

Events of Default under Trust Agreement

For a description of the events of default under the trust agreement, as well as a summary of the remedies available as a result of those events of default, see “Description of the Preferred Securities—Events of Default; Notice” in the attached prospectus.

An event of default under the indenture with respect to our failure to pay interest that we are otherwise obligated to pay on the subordinated debentures in full within 30 days after the conclusion of a deferral period that continues for 10 years entitles the property trustee, as sole holder of the subordinated debentures, to declare the subordinated debentures due and payable under the indenture. For a more complete description of remedies available upon the occurrence of an event of default with respect to the subordinated debentures, see “Summary of Terms of Subordinated Debentures—Events of Default” below, as well as “Description of the Junior Subordinated Debentures—Events of Default” and “Enforcement of Rights by Holders of Preferred Securities” in the attached prospectus.

Voting Rights

Except as described under “Description of the Preferred Securities—Voting Rights; Amendment of Each Trust Agreement”, “Description of the Guarantees—Amendments” and “Description of the Junior Subordinated Debentures—Modification of Indenture” in the attached prospectus, or as otherwise required by law or the trust agreement, as an owner of capital securities, you will not have any voting rights.

Book-Entry Issuance; Issuance of Certificated Capital Securities

The capital securities will be represented by one or more global preferred securities registered in the name of DTC or its nominee, as described under “Global Preferred Securities; Book-Entry Issuance” in the attached prospectus. As described under that caption in the prospectus, you may elect to hold interests in the global preferred securities through either DTC (in the United States), or Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of Euroclear System (outside the United States), either directly if you are a participant in or customer of one of those systems, or indirectly through organizations that are participants in those systems.

SUMMARY OF TERMS OF

SUBORDINATED DEBENTURES

We have summarized below certain terms of the subordinated debentures. This summary supplements the general description of the junior subordinated debentures contained in the attached prospectus. Any information regarding the subordinated debentures contained in this prospectus supplement that is inconsistent with information in the prospectus will apply and will supersede the inconsistent information in the prospectus.

This summary is not complete. You should refer to the indenture, which has been filed as an exhibit to the registration statement. We anticipate that until the liquidation, if any, of the issuer, each subordinated debenture will be held by the property trustee in trust for the benefit of the holders of the capital securities and the common securities.

The subordinated debentures will be a series of “junior subordinated debentures” under the indenture, as described in the attached prospectus. They will be unsecured and junior in right of payment to all of our senior debt. For purposes of the subordinated debentures, “senior debt” means the principal of, and premium and interest, if any, on debt (excluding trade accounts payable or accrued liabilities arising in the ordinary course of business) of JPMorgan Chase, whether created, assumed or incurred on, prior to or after the date of the indenture, unless the instrument creating that debt provides that those obligations are not superior in right of payment to the junior subordinated debentures, and includes approximately $10,827 million of existing junior subordinated debentures or guarantees issued in connection with trust preferred securities issued by our capital trusts. Substantially all our existing indebtedness is senior debt.

Interest Rate and Interest Payment Dates

Until the scheduled maturity date of August     , 2036, the subordinated debentures will bear interest at the annual rate of     % and we will pay interest semi-annually in arrears on February      and August      of each year, beginning February     , 2007. We refer to these dates as “interest payment dates” and to the period beginning on and including August     , 2006 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date as an “interest period.” The amount of interest payable for any interest period ending on or prior to the scheduled maturity date will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any interest payment date before the scheduled maturity date of August     , 2036 would otherwise fall on a day that is not a business day (as defined below), the interest payment due on that date will be postponed to the next day that is a business day and no interest will accrue as a result of that postponement. In the event that any interest payment date or interest reset date on or after August     , 2036 would otherwise fall on a day that is not a business day, that interest payment or interest reset date, as applicable, will be postponed to the next day that is a business day. However, if the postponement would cause the day to fall in the next calendar month, the interest payment date or interest reset date, as applicable, will instead be brought forward to the immediately preceding business day.

Accrued interest that is not paid on the applicable interest payment date will bear additional interest, to the extent permitted by law, at the interest rate in effect from time to time, from the relevant interest payment date, compounded on each subsequent interest payment date. When we use the term “interest”, we are referring not only to regularly scheduled interest payments but also interest on interest payments not paid on the applicable interest payment date.

If any amount of subordinated debentures remains outstanding after the scheduled maturity date, the principal amount of the outstanding subordinated debentures will bear interest at a floating interest rate until repaid as described under “Repayment of Principal” below.

Option to Defer Interest Payments

We may elect at one or more times to defer payment of interest on the subordinated debentures for one or more consecutive interest periods that do not exceed 10 years. We may defer payment of interest prior to, on or after the scheduled maturity date. We may not defer interest beyond August     , 2066 or the earlier repayment or redemption in full of the subordinated debentures.

Deferred interest on the subordinated debentures will bear interest at the then applicable interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid the deferred amount, all deferred amounts with respect to any subsequent period and all other accrued interest on the subordinated debentures.

We have agreed in the indenture that, after notice to the Federal Reserve and except to the extent that the Federal Reserve shall have disapproved:

•	immediately following the first interest payment date during the deferral period on which we elect to pay current interest or, if earlier, the fifth anniversary of the beginning of the deferral period, we will be required to sell qualifying warrants and non-cumulative perpetual preferred stock pursuant to the alternative payment mechanism unless we have delivered notice of a “market disruption event” and apply the “eligible proceeds”, as these terms are defined under “Market Disruption Event” and “Alternative Payment Mechanism” below, to the payment of any deferred interest (and compounded amounts) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

•	we will not pay deferred interest on the subordinated debentures (and compounded amounts thereon) from any source other than eligible proceeds except as contemplated by the following paragraph. We may pay current interest at all times from any available funds.

If the Federal Reserve has disapproved of the sale of qualifying warrants or non-cumulative perpetual preferred stock, we may pay interest from any source without a breach of our obligations under the indenture. In addition, if we sell qualifying warrants or non-cumulative perpetual preferred stock pursuant to the alternative payment mechanism but the Federal Reserve disapproves the use of the proceeds to pay deferred interest, we may use the proceeds for other purposes and continue to defer interest without a breach of our obligations under the indenture.

Although our failure to comply with the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the indenture, it will not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy under the terms thereof.

If we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then neither the foregoing rules nor the following paragraph will apply to any interest on the subordinated debentures that is deferred and unpaid as of the date of consummation of the business combination.

To the extent that we apply proceeds from the sale of qualifying warrants and non-cumulative perpetual preferred stock to pay interest, we will allocate the proceeds first to deferred payments of interest (and compounded amounts on such payments) in chronological order based on the date each payment was first deferred, subject to the “warrant issuance cap” and the “preferred stock issuance cap”, each as defined under “Alternative Payment Mechanism” below. If the deferral period continues for 10 years and, if at the expiration of such period, (i) no event of default under the indenture is continuing, (ii) we have been unable due to the warrant issuance cap and the preferred stock issuance cap to raise sufficient proceeds from the sale of qualifying warrants and preferred stock to pay all deferred interest (and compounded amounts) attributable to the portion of the deferral period prior to the date on which we became subject to the alternative payment mechanism, and (iii) we have not previously cancelled interest pursuant to this provision, then our obligation to pay any remaining deferred interest (and compounded amounts) attributable to that portion of the deferral period that we were unable to pay because of those caps will be permanently cancelled, as will the corresponding right of holders to receive distributions on the capital securities. If an event of default under the indenture is continuing at the end of a 10-year deferral period, the obligation to pay deferred interest or distributions on the capital securities will not be cancelled except to the extent described under “Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership” below.

At the end of a 10-year deferral period, we must pay all deferred interest that has not been cancelled. If we have paid all deferred interest (and compounded amounts) on the subordinated debentures that has not been cancelled, we can again defer interest payments on the subordinated debentures as described above.

If the property trustee is the sole holder of the subordinated debentures, we will give the property trustee and the indenture trustee written notice of our election to begin or extend a deferral period at least one business day before the earlier of:

•	the next date distributions on the capital securities and common securities are payable; and

•	the date the administrative trustees are required to give notice to holders of the capital securities of the record or payment date for the related distribution.

The property trustee will promptly give written notice of our election to begin or extend a deferral period to the holders of the capital securities.

If the property trustee is not the sole holder, or is not itself the holder, of the subordinated debentures, we will give the holders of the subordinated debentures and the indenture trustee written notice of our election to begin or extend a deferral period at least one business day before the record date for the next interest payment date.

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

We will agree that, so long as any subordinated debentures remain outstanding, if

•	there has occurred any event of which we have actual knowledge that with the giving of notice or lapse of time would become an event of default under the indenture and which we have not taken reasonable steps to cure;

•	we are in default regarding our payment of any obligations under our guarantee regarding the issuer; or

•	we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing,

then we will not, and will not permit any of our subsidiaries to, subject to the exceptions specified under the caption “Description of the Junior Subordinated Debentures—Covenants” in the attached prospectus:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock;

•	except as required under “Repayment of Principal” below, and except for any partial payments of deferred interest that may be made as described under “—Alternative Payment Mechanism” below, make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank pari passu with or junior to the subordinated debentures; or

•	make any guarantee payments regarding any guarantee by us of the junior subordinated debentures of any of our subsidiaries if the guarantee ranks pari passu with or junior in interest to the subordinated debentures.

Our outstanding junior subordinated debentures contain comparable provisions that will restrict the payment of principal of, and interest on, and the repurchase or redemption of, any of the subordinated debentures as well as any guarantee payments on the guarantee of the subordinated debentures if any of the foregoing circumstances occur with respect to those securities.

In addition, if any deferral period lasts longer than one year, the limitation on our ability to redeem or repurchase any of our securities that rank pari passu with or junior in interest to the subordinated debentures will continue until the first anniversary of the date on which all deferred interest has been paid or cancelled.

If we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the immediately preceding paragraph will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

Alternative Payment Mechanism

Subject to the exclusion described in “Market Disruption Events” below, if we defer interest on the subordinated debentures, we will be required, commencing not later than (i) the first interest payment date on which we pay current interest or (ii) the fifth anniversary of the commencement of the deferral period, to issue qualifying warrants and non-cumulative perpetual preferred stock that is subject to a replacement capital covenant similar to the replacement capital covenant applicable to the subordinated debentures and capital securities until we have raised an amount of eligible proceeds, as defined below, at least equal to the aggregate amount of accrued and unpaid deferred interest, including compound interest, on the subordinated debentures. We refer to this period as the “APM period” and to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.”

We have agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest (and compounded amounts) on the subordinated debentures.

For each relevant interest payment date, “eligible proceeds” means the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) we have received during the 180-day period prior to that interest payment date from the issuance or sale of qualifying warrants or non-cumulative perpetual preferred stock up to the preferred stock issuance cap to persons that are not our subsidiaries.

“Qualifying warrants” means net share settled warrants to purchase our common stock that:

•	have an exercise price greater than the “current stock market price” of our common stock as of their date of issuance; and

•	we are not entitled to redeem for cash and the holders are not entitled to require us to repurchase for cash in any circumstances.

We intend to issue qualifying warrants with exercise prices at least 10% above the current stock market price of our common stock on the date of issuance. The “current stock market price” of our common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange or The Nasdaq National Market on which our common stock is traded or quoted. If our common stock is not either listed on any U.S. securities exchange or quoted on The Nasdaq National Market on the relevant date, the “current stock market price” shall be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Under the alternative payment mechanism, we are not required to issue qualifying warrants or non-cumulative perpetual preferred stock to the extent that (i) with respect to deferred interest attributable to the first 5 years of any deferral period (including compounded amounts thereon), the net proceeds of any issuance of qualifying warrants applied to pay interest on the subordinated debentures pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of qualifying warrants so applied, would exceed an amount equal to 2% of the product of the average of the current stock market prices of our common stock on the 10 consecutive trading days ending on the second trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements (the “warrant issuance cap”) or (ii) the net proceeds of any issuance of non-cumulative perpetual preferred stock applied to pay interest on the subordinated debentures pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of non-cumulative perpetual preferred stock so applied, would exceed 25% of the aggregate principal amount of the subordinated debentures initially issued under the indenture (the “preferred stock issuance cap”). Once we reach the warrant issuance cap, we will not be required to issue more qualifying warrants under the alternative payment mechanism with respect to deferred interest attributable to the first 5 years of any deferral period (including compounded interest thereon) even if the amount referred to in clause (i) subsequently increases because of a subsequent increase in the current stock market price of our common stock or the number of outstanding shares of our common stock.

Although our failure to comply with our obligations with respect to the alternative payment mechanism will breach the indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy under the terms thereof. The remedies of holders of the subordinated indenture and the capital securities will be limited in such circumstances as described under “Risk Factors—Limited Rights of Acceleration” above.

If, due to a market disruption event or otherwise, we were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded interest thereon) on any interest payment date, we will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order subject to the warrant issuance cap and preferred stock issuance cap, and you will be entitled to receive your pro rata share of any amounts received on the subordinated debentures. If we have outstanding securities in addition to, and that rank pari passu with, the subordinated debentures under which we are obligated to sell qualifying warrants or non-cumulative perpetual preferred stock and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest and distributions shall be applied to the subordinated debentures and those other securities on a pro rata basis in proportion to the total amounts that are due on the subordinated debentures and such securities, or on such other basis as the Federal Reserve may approve.

Market Disruption Events

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

•	trading in securities generally on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which our common stock and/or preferred stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted;

•	we would be required to obtain the consent or approval of our shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue qualifying warrants or non-cumulative perpetual preferred stock pursuant to the alternative payment mechanism or to issue qualifying capital securities pursuant to our repayment obligations described under “Repayment of Principal” below, and we fail to obtain that consent or approval notwithstanding our commercially reasonable efforts to obtain that consent or approval (including, without limitation, failing to obtain approval for such issuance if required from the Federal Reserve after having given notice to the Federal Reserve as required under the indenture); or

•	an event occurs and is continuing as a result of which the offering document for the offer and sale of qualifying warrants or non-cumulative perpetual preferred stock or qualifying capital securities, as the case may be, would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event, in our reasonable judgment, would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate that transaction, provided that one or more events described under this bullet shall not constitute a market disruption event with respect to more than one semi-annual interest payment date (or after the scheduled maturity date, six consecutive monthly interest payment dates) in any APM period or, in the case of our obligations in connection with the repayment of principal described under “Repayment of Principal” below, more than six monthly interest payment dates (whether or not consecutive).

We will be excused from our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the trustee (which the trustee will promptly forward upon receipt to each holder of record of capital securities) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

•	a market disruption event was existing after the immediately preceding interest payment date; and

•	either (a) the market disruption event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (b) the market disruption event continued for only part of this period, but we were unable after commercially reasonable efforts to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest.

We will not be excused from our obligations under the alternative payment mechanism if we determine not to pursue or complete the sale of qualifying warrants or non-cumulative perpetual preferred stock due to pricing, dividend rate or dilution considerations.

Repayment of Principal

We must repay the principal amount of the subordinated debentures, together with accrued and unpaid interest, on August     , 2036, subject to the limitations described below. We refer to August     , 2036, as the “scheduled maturity date” of the subordinated debentures. If the scheduled maturity date falls on a day that is not a business day, the scheduled maturity date will be the following business day.

Our obligation to repay the subordinated debentures on the scheduled maturity date is limited. We are required to repay the subordinated debentures on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities, as described under “Replacement Capital Covenant” below, within a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date. If we have not raised sufficient proceeds to permit repayment of all principal and accrued and unpaid interest on the subordinated debentures on the scheduled maturity date, the unpaid amount may remain outstanding from month to month until we have raised sufficient proceeds to permit repayment in full in accordance with the replacement capital covenant, we redeem the subordinated debentures or an event of default occurs.

We will agree in the indenture to use our commercially reasonable efforts (except as described below) to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date to permit repayment of the subordinated debentures in full on this date in accordance with the replacement capital covenant. We will further agree in the indenture that if we are unable for any reason to raise sufficient proceeds to permit payment in full on the scheduled maturity date, we will use our commercially reasonable efforts (except as described below) to raise sufficient proceeds to permit repayment on the next monthly interest payment date, and on each monthly interest payment date thereafter until the subordinated debentures are paid in full. Except under those circumstances, our failure to use our commercially reasonable efforts to raise these proceeds would be a breach of covenant under the indenture. However, in no event will such failure be an event of default thereunder.

Although under the replacement capital covenant, the principal amount of subordinated debentures that we may repay at any time may be based on the net cash proceeds from certain issuances during the applicable measurement period of common stock, rights to acquire common stock, debt exchangeable into equity and mandatorily convertible preferred stock in addition to qualifying capital securities, we have no obligation under the indenture to use commercially reasonable efforts to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the subordinated debentures on the scheduled maturity date or at any time thereafter.

We generally have the right to modify or terminate the replacement capital covenant at any time without the consent of the holders of the subordinated debentures or the capital securities. We have the right, at our option, to amend the replacement capital covenant at any time to impose additional restrictions on the type or amount of common stock, rights to acquire common stock or securities convertible into common stock such as mandatorily convertible preferred stock or debt exchangeable into equity. Any such modification may further restrict our ability to repay, redeem or repurchase the subordinated debentures, including, for example, by not permitting us to count the proceeds of issuances of mandatorily convertible preferred stock, common stock, debt exchangeable into equity or rights to acquire common stock in determining the principal amount that we may repay. We have agreed in the indenture, however, that no such modification of the replacement capital covenant shall further restrict our ability to repay the subordinated debentures on or after the scheduled maturity date in connection with the issuance of qualifying capital securities, except with the consent of the holders of a majority by liquidation preference of the capital securities or, if the subordinated debentures have been distributed by the issuer, the holders of a majority by principal amount of the subordinated debentures.

Any principal amount of the subordinated debentures, together with accrued and unpaid interest, will be due and payable on August     , 2066 (or if this day is not a business day, the following business day), which is the final repayment date for the subordinated debentures, regardless of the amount of qualifying capital securities we have issued and sold by that time.

Any unpaid amounts on the subordinated debentures that remain outstanding beyond the scheduled maturity date will bear interest at an annual rate equal to one-month LIBOR, as defined below, plus     %, computed on the basis of a 360-day year and the actual number of days elapsed. We will pay interest on the subordinated debentures after the scheduled maturity date monthly in arrears on the      day of each calendar month (or if this day is not a business day, the following business day unless the payment date would fall in the next calendar month, in which case such payment will be made on the business day immediately before the scheduled payment

date) beginning September     , 2036, subject to our rights and obligations under “Option to Defer Interest Payments” and “Alternative Payment Mechanism” above. References in this prospectus supplement to “interest payment dates” after the scheduled maturity date are to these dates.

“Commercially reasonable efforts” to sell our qualifying capital securities means commercially reasonable efforts to complete the offer and sale of our qualifying capital securities to third parties that are not subsidiaries of ours in public offerings or private placements. We will not be considered to have made commercially reasonable efforts to effect a sale of qualifying capital securities if we determine to not pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

We will be excused from our obligation under the indenture to use commercially reasonable efforts to sell qualifying capital securities to permit repayment of the subordinated debentures under the terms of the replacement capital covenant if we provide written certification to the issuer (which the issuer will promptly forward upon receipt to each holder of record of capital securities) no more than 15 and no less than 10 business days in advance of the required repayment date certifying that:

•	a market disruption event was existing during the 180-day period preceding the date of the certificate or, in the case of any required repayment date after the scheduled maturity date, the 30-day period preceding the date of the certificate; and

•	either (a) the market disruption event continued for the entire 180-day period or 30-day period, as the case may be, or (b) the market disruption event continued for only part of the period, but we were unable after commercially reasonable efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the subordinated debentures in full.

Net proceeds that we are permitted to apply to repayment of the subordinated debentures on and after the scheduled maturity date will be applied, first, to pay deferred interest to the extent of eligible proceeds under the alternative payment mechanism, second, to pay current interest that we are not paying from other sources and, third, to repay the principal of subordinated debentures, subject to a minimum principal amount of $5 million to be repaid on the scheduled maturity date or any monthly interest payment date; provided that if we are obligated to sell qualifying capital securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the subordinated debentures, then on any date and for any period the amount of net proceeds received by us from those sales and available for such payments shall be applied to the subordinated debentures and those other securities having the same scheduled maturity date as the subordinated debentures pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the subordinated debentures has been paid in full.

For the purposes of calculating interest due on the subordinated debentures after the scheduled maturity date:

•

“One-month LIBOR” means, with respect to any monthly interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period commencing on the first day of that monthly interest period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the LIBOR determination date for that monthly interest period. If such rate does not appear on Moneyline Telerate Page 3750, one-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a one-month period commencing on the first day of that monthly interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., London time on the LIBOR determination date for that monthly interest period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, one-month LIBOR with respect to that monthly interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, one-month LIBOR with respect to that monthly interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that monthly interest period for loans in U.S. dollars to leading European banks for a one-month period commencing on the first day of that monthly interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, one-month LIBOR for that monthly interest period will be the same as one-month LIBOR as determined for the previous monthly interest period or, in the case of the monthly interest period beginning on the scheduled maturity date,     %. The establishment of one-month LIBOR for each monthly interest period by the calculation agent shall (in the absence of manifest error) be final and binding.

•	“Calculation agent” means JPMorgan Chase Bank, National Association, or any other firm appointed by us, acting as calculation agent.

•	“London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.

•	“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant monthly interest period.

•	“MoneyLine Telerate Page” means the display on Moneyline Telerate, Inc., or any successor service, on Telerate Page 3750 or any replacement page or pages on that service.

•	“Telerate Page 3750” means the display designated on page 3750 on MoneyLine Telerate Page (or such other page as may replace the 3750 page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

The indenture provides that a holder of subordinated debentures, by that holder’s acceptance of the subordinated debentures, agrees that in certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of its subordinated debentures, that holder of subordinated debentures will have no claim for, and thus no right to receive, optionally deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including compounded interest thereon) on such holder’s subordinated debentures.

Distribution of Subordinated Debentures

As described above, the subordinated debentures may be distributed in exchange for the capital securities upon dissolution and liquidation of the issuer, after satisfaction of the issuer’s liabilities to its creditors. See “Summary of Terms of Capital Securities—Optional Liquidation of Issuer and Distribution of Subordinated Debentures to Holders” above.

If the subordinated debentures are distributed to the holders of capital securities, we anticipate that the depositary arrangements for the subordinated debentures will be substantially identical to those in effect for the capital securities. See “Global Preferred Securities; Book-Entry Issuance” in the attached prospectus.

Redemption

The subordinated debentures:

•	are repayable on the scheduled maturity date or thereafter as described under “Repayment of the Principal” above;

•	are redeemable, in whole or in part, at our option at any time at the redemption price set forth under “Optional Redemption” below;

•	are redeemable, in whole but not in part, after the occurrence of a “tax event” or a “capital treatment event” as described below; and

•	are not subject to any sinking fund or similar provisions.

Any redemption of subordinated debentures will be subject to the restrictions described under “Replacement Capital Covenant” below. Moreover, under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the subordinated debentures is subject to prior approval of the Federal Reserve.

Optional Redemption

We will have the right at any time to redeem some or all of the subordinated debentures at a redemption price equal to (1) 100% of the principal amount of the subordinated debentures being redeemed or (2) in the case of any redemption prior to August     , 2036, if greater, the present value of scheduled payments of principal and interest from the redemption date to that date, on the subordinated debentures being prepaid, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus a spread of     %, in each case plus accrued and unpaid interest to the redemption date.

For the purposes of clause (2):

•	“treasury rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•	“treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the subordinated debentures being redeemed in a tender offer based on a spread to United States Treasury yields;

•	“treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as the treasury dealer considers to be appropriate under the circumstances; and

•	“treasury dealer” means The Bank of New York (or its successor) or, if The Bank of New York (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

Conditional Right to Redeem upon a Tax Event or Capital Treatment Event

At any time within 90 days after a tax event, we will have the right to redeem all, but not less than all, of the subordinated debentures at a redemption price equal to the greater of: (1) 100% of the principal amount of the subordinated debentures then outstanding or (2) the present value of scheduled payments of principal and interest from the redemption date to August     , 2036 on the subordinated debentures then outstanding, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus a spread of     %, in each case, plus accrued and unpaid interest to the redemption date. For the purposes of the preceding sentence “treasury rate” and related definitions shall have the meanings described in “—Optional Redemption” above. At any time within 90 days after a capital treatment event, we will have the right to redeem all, but not less than all, of the subordinated debentures at a redemption price equal to their principal amount plus accrued and unpaid interest to the redemption date.

For purposes of the above, a “tax event” means that JPMorgan Chase has requested and received an opinion of counsel experienced in such matters to the effect that, as a result of any:

•	amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the initial issuance of the capital securities;

•	proposed change in those laws or regulations that is announced after the initial issuance of the capital securities;

•	official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the capital securities; or

•	threatened challenge asserted in connection with an audit of us, the issuer or our subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the subordinated debentures or the capital securities;

there is more than an insubstantial risk that:

•	the issuer is, or will be, subject to United States federal income tax with respect to income received or accrued on the subordinated debentures;

•	interest payable by us on the subordinated debentures is not, or will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the issuer is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

For purposes of the above, “capital treatment event” means the reasonable determination by JPMorgan Chase that, as a result of any:

•	amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the capital securities;

•	proposed change in those laws or regulations that is announced after the initial issuance of the capital securities; or

•	official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the capital securities;

there is more than an insubstantial risk that JPMorgan Chase will not be entitled to treat an amount equal to the liquidation amount of the capital securities as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve applicable to bank holding companies, as then in effect. See “Accounting Treatment; Regulatory Capital” above.

Events of Default

The indenture provides that any one or more of the following events with respect to the subordinated debentures that has occurred and is continuing constitutes an event of default:

•	default in the payment of any installment of interest, including compounded interest but not including cancelled interest, on any subordinated debenture for a period of 30 days after the due date, subject to our right to defer interest payments as described above under the caption “Option to Defer Interest Payments” above;

•	default in the payment of interest, including compounded interest but not including cancelled interest, in full on any subordinated debenture for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period;

•	default in the payment of the principal of the subordinated debentures when due whether at maturity, upon redemption or otherwise, subject to the limitation described under “Repayment of Principal” above; or

• some events of bankruptcy, insolvency and reorganization involving us.

If an event of default under the indenture arising from a default in the payment of interest of the type described in the second bullet point above has occurred and is continuing, the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the subordinated debentures will have the right to declare the principal of, and accrued interest (including compounded interest) on, those securities to be due and payable immediately. If the debenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of the subordinated debentures fail to make that declaration, then the holders of at least 25% in total liquidation amount of the capital securities then outstanding will have the right to do so. If an event of default under the indenture arising from events of bankruptcy, insolvency and reorganization involving us occurs, the principal of and accrued interest on the subordinated debentures will automatically, and without any declaration or other action on the part of the debenture trustee or any holder of subordinated debentures, become immediately due and payable. In case of any other event of default, there is no right to declare the principal amount of the subordinated debentures immediately payable.

In cases specified in the indenture, the holders of a majority in principal amount of the subordinated debentures or the holders of a majority in aggregate liquidation amount of the capital securities may, on behalf of all holders of the subordinated debentures, waive any default, except a default in the payment of principal or interest, or a default in the performance of a covenant or provision of the indenture which cannot be modified without the consent of each holder.

The holders of a majority of the aggregate outstanding principal amount of the subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee with respect to the subordinated debentures.

REPLACEMENT CAPITAL COVENANT

We have summarized below certain terms of the replacement capital covenant. This summary is not a complete description of the replacement capital covenant and is qualified in its entirety by the terms and provisions of the full document, which is available from us upon request.

In the replacement capital covenant we agree for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the subordinated debentures (or in certain limited cases long-term indebtedness of our subsidiary, JPMorgan Chase Bank, National Association) that the subordinated debentures and capital securities will not be repaid, redeemed or repurchased by us or the issuer on or before August     , 2056, unless

•	we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines; and

•	the principal amount repaid or the applicable redemption or repurchase price does not exceed the sum of:

•	the “applicable percentage” of the aggregate amount of net cash proceeds we and our subsidiaries have received since the most recent “measurement date” from the sale of common stock and rights to acquire common stock (including common stock and rights to acquire common stock issued pursuant to our dividend reinvestment plan or employee benefit plans); plus

•	100% of the aggregate amount of net cash proceeds we and our subsidiaries have received since the most recent measurement date from the sale of “mandatorily convertible preferred stock” and “debt exchangeable into equity”; plus

•	100% of the aggregate amount of net cash proceeds we and our subsidiaries have received since the most recent measurement date from the sale of “qualifying capital securities.”

“Applicable percentage” means one divided by (a) 75% with respect to any repayment, redemption or repurchase on or prior to August     , 2016, (b) 50% with respect to any repayment, redemption or repurchase after August     , 2016 and on or prior to August     , 2036 and (c) 25% with respect to any repayment, redemption or repurchase after August     , 2036.

“Measurement date” means, with respect to any repayment, redemption or repurchase of subordinated debentures or capital securities, the later of (a) the date 180 days prior to delivery of notice of such repayment or redemption or the date of such repurchase and (b) to the extent the subordinated debentures remain outstanding after August     , 2036, the most recent date, if any, on which a notice of repayment or redemption was delivered in respect of, or on which we or the issuer repurchased, any subordinated debentures or capital securities.

“Mandatorily convertible preferred stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock converts into our common stock within three years from the date of its issuance.

“Qualifying capital securities” means securities (other than common stock, rights to acquire common stock and securities convertible into common stock, such as mandatorily convertible preferred stock and debt exchangeable into equity) that (a) qualify as our Tier 1 capital under the capital guidelines of the Federal Reserve as then in effect and applicable to bank holding companies and (b) in the determination of our Board of Directors, meet one of the following criteria:

• in	connection with any redemption or repurchase of subordinated debentures or capital securities on or prior to August , 2016:

•	subordinated debentures and guarantees issued by us with respect to trust preferred securities if the subordinated debentures and guarantees (a) rank pari passu with or junior to the subordinated debentures upon our liquidation, dissolution or winding-up, (b) have terms that are substantially similar to the terms of the subordinated debentures and guarantees described in this prospectus supplement and the attached prospectus and (c) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the subordinated debentures or, to the extent approved by the Federal Reserve, have a “mandatory trigger provision”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the subordinated debentures upon our liquidation, dissolution or winding up, (b) are “non-cumulative”, (c) have no maturity or a maturity of at least 60 years and (d) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the subordinated debentures or, to the extent approved by the Federal Reserve, have a “mandatory trigger provision”; or

•	securities issued by us or our subsidiaries that (a) rank pari passu or junior to other preferred stock of the issuer, (b) have no maturity or a maturity of at least 40 years, (c) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the subordinated debentures, (d) are “non-cumulative” and (e) to the extent approved by the Federal Reserve, have a “mandatory trigger provision”; or

•	in connection with any repayment, redemption or repurchase of subordinated debentures or capital securities after August , 2016 and on or prior to August , 2036:

•	all securities that would be “qualifying capital securities” prior to August , 2016;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the subordinated debentures upon our liquidation, dissolution or winding up, (b) have no maturity or a maturity of at least 60 years, (c) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the subordinated debentures and (d) have an “optional deferral provision”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the subordinated debentures upon our liquidation, dissolution or winding up, (b) are “non-cumulative” and (c) have no maturity or a maturity of at least 60 years;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the subordinated debentures upon our liquidation, dissolution or winding up, (b) are “non-cumulative”, (c) have no maturity or a maturity of at least 40 years and (d) are subject to a replacement capital covenant substantially similar to the replacement capital covenant or, to the extent approved by the Federal Reserve, have a “mandatory trigger provision”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with our junior subordinated deferrable interest debentures issued to JPMorgan Chase Capital XVII and the guarantees thereof, (b) are “non-cumulative”, (c) to the extent approved by the Federal Reserve, have a “mandatory trigger provision” and (d) have no maturity or a maturity of at least 60 years;

•	cumulative preferred stock issued by us or our subsidiaries that (A) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (B) (1) has no maturity or a maturity of at least 60 years and (2) is subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the subordinated debentures; or

•	other securities issued by us or our subsidiaries that (A) rank upon our liquidation, dissolution or winding-up either (1) pari passu with or junior to the subordinated debentures or (2) pari passu with the claims of our trade creditors and junior to all of our long-term indebtedness for money borrowed (other than our long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on our liquidation, dissolution or winding-up); and (B) are “non-cumulative” and either (x) have no maturity or a maturity of at least 40 years and, to the extent approved by the Federal Reserve, have a “mandatory trigger provision” or (y) have no maturity or a maturity of at least 25 years and are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the subordinated debentures and, to the extent approved by the Federal Reserve, have a “mandatory trigger provision”; or

•	in connection with any repayment, redemption or repurchase of subordinated debentures at any time, after August , 2036:

•	all of the types of securities that would be “qualifying capital securities” prior to August , 2036;

•	our preferred stock that (a) has no maturity or a maturity of at least 60 years and (b) has an “optional deferral provision”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the subordinated debentures upon our liquidation, dissolution or winding up, (b) either (x) have no maturity or a maturity of at least 60 years or (y) have no maturity or a maturity of at least 30 years and are subject to a replacement capital covenant substantially similar to the replacement capital covenant and (c) have an “optional deferral provision”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with our junior subordinated deferrable interest debentures issued to JPMorgan Chase Capital XVII and the guarantees thereof, (b) to the extent approved by the Federal Reserve, have a “mandatory trigger provision” and (c) have no maturity or a maturity of at least 30 years; or

•	cumulative preferred stock issued by us or our subsidiaries that either (1) has no maturity or a maturity of at least 60 years or (2) has a maturity of at least 40 years and is subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the subordinated debentures.

“Debt exchangeable for equity” means a security (or combination of securities) that (a) gives the holder a beneficial interest in (i) our debt securities that are “non-cumulative” and that are our most junior subordinated debt (or rank pari passu with our most junior subordinated debt) and (ii) a fractional interest in a stock purchase contract, (b) includes a remarketing feature pursuant to which our subordinated debt is remarketed to new investors within 5 years from the date of issuance of the security or earlier in the event of an early settlement event based on (i) our capital ratios, (iii) our capital ratios as anticipated by the Federal Reserve, or (iii) the dissolution of the issuer of such debt exchangeable into equity, (c) provides for the proceeds raised in the remarketing to be used to purchase qualifying non-cumulative preferred stock, (d) includes a replacement capital covenant substantially similar to the replacement capital covenant applicable to the subordinated debentures, provided that such replacement capital covenant will apply to such security (or combination of securities) and to the qualifying non-cumulative preferred stock and will not include debt exchangeable into equity in the definition of “qualifying capital securities”, and (e) after the issuance of such qualifying non-cumulative preferred stock, provides the holder of the security with a beneficial interest in such qualifying non-cumulative preferred stock.

“Mandatory trigger provision” means as to any security or combination of securities, provisions in the terms thereof or of the related transaction agreements that (a) require, or at its option in the case of non-cumulative perpetual preferred stock permit, the issuer of such security or combination of securities to make payment of distributions on such securities only pursuant to the issuance and sale of rights to purchase our common stock or non-cumulative perpetual preferred stock, within two years of our failure to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in amount such that the net proceeds of such sale are at least equal to the amount of unpaid distributions on such securities (including without limitation all deferred and accumulated amounts), and in either case require the application of the net proceeds of such sale to pay such unpaid distributions, (b) in the case of securities other than non-cumulative perpetual preferred stock, prohibit us from repurchasing any of our common stock prior to the date six months after the issuer applies the net proceeds of the sales described in clause (a) to pay such unpaid distributions in full and (c) upon any liquidation, dissolution, winding up, reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to us, limit the claim of the holders of such securities (other than non-cumulative perpetual preferred stock) for distributions that accumulate during a period in which we fail to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements to (x) 25% of the principal amount of such securities then outstanding in the case of securities not permitting the issuance and sale pursuant to the provisions described in clause (a) above of securities other than rights to acquire common stock or (y) two years of accumulated and unpaid distributions (including compounded amounts thereon) in all other cases. No remedy other than “permitted remedies” will arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer’s failure to pay distributions because of the mandatory trigger provision or as a result of the issuer’s exercise of its right under an optional deferral provision until distributions have been deferred for one or more distribution periods that total together at least 10 years.

“Non-cumulative” means, with respect to any securities, that the issuer may elect not to make any number of periodic distributions or interest payments without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more “permitted remedies.” Securities that include provisions requiring us to issue non-cumulative perpetual preferred stock and rights to purchase our common stock and apply the proceeds to pay unpaid distributions on terms substantially similar to the terms of the alternative payment mechanism with respect to the subordinated debentures shall also be deemed to be “non-cumulative” for all purposes of the replacement capital covenant other than the definition of qualifying non-cumulative preferred stock.

“Optional deferral provision” means, as to any securities, a provision in the terms thereof or of the related transaction agreements to the following effect:

•	the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to 5 years or, if an event substantially similar to a market disruption event as described in this prospectus supplement is continuing, 10 years, without any remedy other than permitted remedies and the obligation described below; and

•	if the issuer of such securities has exhausted its right to defer distributions and no event substantially similar to a market disruption event is continuing, the issuer will be obligated to issue rights to purchase common stock and/or non-cumulative perpetual preferred stock in an amount such that the net proceeds of such sale equal or exceed the amount of unpaid distributions on such securities (including without limitation all deferred and accumulated amounts) and to apply the net proceeds of such sale to pay such unpaid distributions in full.

“Permitted remedies” means, with respect to any securities, one or more of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded), and (b) complete or partial prohibitions on the issuer paying distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualifying non-cumulative preferred stock” means non-cumulative perpetual preferred stock issued by us or our subsidiaries that ranks pari passu with or junior to other preferred stock of the issuer.

Our ability to raise proceeds from qualifying capital securities, mandatorily convertible preferred stock, common stock, debt exchangeable into equity and rights to acquire common stock during the applicable measurement period with respect to any repayment, repurchase or redemption of subordinated debentures or capital securities will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those securities.

The replacement capital covenant is made for the benefit of persons that buy, hold or sell the specified series of long-term indebtedness. It may not be enforced by the holders of the capital securities or the subordinated debentures. Any amendment or termination of our obligations under the replacement capital covenant, other than one the effect of which is solely to impose additional restrictions on our ability to repay, redeem or repurchase subordinated debentures and capital securities in any circumstance or that is not adverse to the holders of the specified series of indebtedness benefiting from the replacement capital covenant, will require the consent of the holders of at least a majority by principal amount of that series of indebtedness.

The initial series of indebtedness benefiting from our replacement capital covenant is our 5.875% Junior Subordinated Deferrable Interest Debentures, Series O, due 2035. The replacement capital covenant includes provisions requiring us to redesignate a new series of indebtedness if the covered series of indebtedness approaches maturity, becomes subject to a redemption notice or is reduced to less than $100,000,000 in outstanding principal amount, subject to additional procedures. We expect that, at all times prior to August     , 2056, we will be subject to the replacement capital covenant and, accordingly, restricted in our ability to repay, redeem or repurchase the subordinated debentures or the capital securities.

We have the right, at our option, to amend the replacement capital covenant at any time to impose additional restrictions on the type or amount of common stock, rights to acquire common stock or securities convertible into common stock such as mandatorily convertible preferred stock or debt exchangeable into equity that we may include for purposes of determining the extent to which repayment, redemption or repurchase of the subordinated debentures or capital securities is permitted in accordance with the replacement capital covenant. An amendment imposing these additional restrictions would require neither the consent of holders of subordinated debentures or capital securities, nor the consent of holders of the specified series of indebtedness benefiting from the replacement capital covenant.

With respect to qualifying capital securities, on the other hand, we have agreed in the indenture for the subordinated debentures that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining when repayment, redemption or repurchase of the subordinated debentures or capital securities is permitted, except with the consent of holders of a majority by liquidation amount of the capital securities or, if the subordinated debentures have been distributed by the issuer, a majority by principal amount of the subordinated debentures.

GUARANTEE OF

CAPITAL SECURITIES

Under the guarantee, JPMorgan Chase will guarantee certain payment obligations of the issuer. For a description of the terms of our guarantee, see “Description of the Guarantees” in the attached prospectus. The trust agreement provides that, by your acceptance of capital securities, you agree to the provisions of the guarantee and the indenture.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section describes the material United States federal income tax consequences of owning the capital securities. It applies to you only if you acquire capital securities upon their original issuance at their original offering price and you hold your capital securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns capital securities that are a hedge or that are hedged against interest rate risks;

•	a person that owns capital securities as part of a straddle or conversion transaction for tax purposes; or

•	a United States Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the capital securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the capital securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the capital securities.

The subordinated debentures are a novel financial instrument, and there is no clear authority addressing their federal income tax treatment. We have not sought any rulings concerning the treatment of the subordinated debentures, and the opinion of our special tax counsel is not binding on the IRS. Investors should consult their tax advisors in determining the specific tax consequences and risks to them of purchasing, holding and disposing of the capital securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the Subordinated Debentures

In connection with the issuance of the subordinated debentures, Sullivan & Cromwell LLP, special tax counsel to us and to the issuer, will render its opinion to us and the issuer generally to the effect that, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts, assumptions and analysis contained in that opinion, as well as representations we made, the subordinated debentures held by the issuer will be respected as indebtedness of JPMorgan Chase for United States federal income tax purposes (although the matter is not free from doubt). The remainder of this discussion assumes that the subordinated debentures will not be recharacterized as other than indebtedness of JPMorgan Chase.

Classification of JPMorgan Chase Capital XVIII

In connection with the issuance of the capital securities, Sullivan & Cromwell LLP will render its opinion to us and to the issuer generally to the effect that, under then current law and assuming full compliance with the terms of the trust agreement, the indenture and other relevant documents, and based on the facts and assumptions contained in that opinion, the issuer will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of capital securities generally will be considered the owner of an undivided interest in the subordinated debentures. Each holder will be required to include in its gross income all interest or original issue discount (“OID”) and any gain recognized relating to its allocable share of those subordinated debentures.

United States Holders

This subsection describes the tax consequences to a “United States Holder.” You are a United States Holder if you are a beneficial owner of a capital security and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if (1) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (2) such trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used in this summary, the term “non-United States Holder” means a beneficial owner that is not a United States Holder. If you are a non-United States Holder, this subsection does not apply to you and you should refer to “Non-United States Holders” below.

Interest Income and Original Issue Discount

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. We believe that the likelihood of our exercising our option to defer payments is remote within the meaning of the regulations. Based on the foregoing, we believe that the subordinated debentures will not be considered to be issued with OID at the time of their original issuance. Accordingly, each holder of capital securities should include in gross income that holder’s allocable share of interest on the subordinated debentures in accordance with that holder’s method of tax accounting.

Under the applicable Treasury Regulations, if the option to defer any payment of interest was determined not to be “remote”, or if we exercised that option, the subordinated debentures would be treated as issued with OID at the time of issuance or at the time of that exercise, as the case may be, then, all stated interest on the subordinated debentures would thereafter be treated as OID as long as the subordinated debentures remained outstanding. In that event, all of a holder’s taxable interest income relating to the subordinated debentures would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of that United States Holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of capital securities would be required to include in gross income OID even though neither we nor the issuer make actual payments on the subordinated debentures, or on the capital securities, as the case may be, during a deferral period.

We believe, and the following discussion assumes, that, if the option to defer any payment of interest was exercised, the likelihood of any deferred interest being ultimately cancelled as a result of the application of the caps on the amount of securities we are required to sell under the alternative payment mechanism, as described in “Summary of Terms of Subordinated Debentures—Option to Defer Interest Payments,” will be remote within the meaning of the regulations and will therefore not affect the calculation of interest at that time. In the event that deferred interest was ultimately cancelled, United States Holder’s would recognize a loss in the amount of the cancelled interest that the United States Holder had previously accrued in income. The character of such loss as ordinary or capital would be unclear. The subordinated debentures would then be treated as contingent payment debt instruments issued on the date such deferred interest was cancelled for purposes of the OID rules governing the amount, timing and character of income, gain or loss realized with respect to the subordinated debentures.

No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term “remote” as used in the applicable Treasury Regulations, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Because income on the capital securities will constitute interest or OID, corporate holders of capital securities will not be entitled to a dividends-received deduction relating to any income recognized relating to the capital securities.

Receipt of Subordinated Debentures or Cash Upon Liquidation of the Issuer

We may liquidate the issuer at any time, in which case the subordinated debentures will be distributed to holders in exchange for the capital securities, as described under “Summary of Terms of Capital Securities—Optional Liquidation of Issuer and Distribution of Subordinated Debentures to Holders.” Under current law, that distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each United States Holder, and each United States Holder would receive an aggregate tax basis in the subordinated debentures equal to that holder’s aggregate tax basis in its capital securities. A United States Holder’s holding period in the subordinated debentures received in liquidation of the issuer would include the period during which the capital securities were held by that holder.

Under the circumstances described in this prospectus supplement, the subordinated debentures may be redeemed by us for cash and the proceeds of that redemption distributed by the issuer to holders in redemption of their capital securities. Under current law, that redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed capital securities. Accordingly, a United States Holder would recognize gain or loss as if it had sold those redeemed capital securities for cash. See “Sales of Capital Securities” and “Summary of Terms of Capital Securities—Redemption.”

Sales of Capital Securities

A United States Holder that sells capital securities will be considered to have disposed of all or part of its ratable share of the subordinated debentures. That United States Holder will recognize gain or loss equal to the difference between its adjusted tax basis in the capital securities and the amount realized on the sale of those capital securities. Assuming that we do not exercise our option to defer payments of interest on the subordinated debentures and that the subordinated debentures are not deemed to be issued with OID, a United States Holder’s adjusted tax basis in the capital securities generally will be its initial purchase price. If the subordinated debentures are deemed to be issued with OID, a United States Holder’s tax basis in the capital securities generally will be its initial purchase price, increased by OID previously includible in that United States Holder’s gross income to the date of disposition and decreased by distributions or other payments received on the capital securities since and including the date that the subordinated debentures were deemed to be issued with OID. That gain or loss generally will be a capital gain or loss, except to the extent of any accrued interest relating to that

United States Holder’s ratable share of the subordinated debentures required to be included in income, and generally will be long-term capital gain or loss if the capital securities have been held for more than one year.

Should we exercise our option to defer payment of interest on the subordinated debentures, the capital securities may trade at a price that does not fully reflect the accrued but unpaid interest relating to the underlying subordinated debentures. In the event of that deferral, a United States Holder who disposes of its capital securities between record dates for payments of distributions will be required to include in income as ordinary income accrued but unpaid interest on the subordinated debentures to the date of disposition and to add that amount to its adjusted tax basis in its ratable share of the underlying subordinated debentures deemed disposed of. To the extent the selling price is less than the holder’s adjusted tax basis, that holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.

Information Reporting and Backup Withholding

Generally, income on the capital securities will be subject to information reporting. In addition, United States Holders may be subject to a backup withholding tax on those payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States Holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of the capital securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders

Assuming that the subordinated debentures will be respected as indebtedness of JPMorgan Chase, under current United States federal income tax law, no withholding of United States federal income tax will apply to a payment on a capital security to a non-United States Holder under the “Portfolio Interest Exemption”, provided that:

•	that payment is not effectively connected with the holder’s conduct of a trade or business in the United States;

•	the non-United States Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the non-United States Holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

•	the non-United States Holder satisfies the statement requirement by providing to the withholding agent, in accordance with specified procedures, a statement to the effect that that holder is not a United States person (generally through the provision of a properly executed Form W-8BEN).

If a non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments on the capital securities (including payments in respect of OID, if any, on the capital securities) made to a non-United States Holder should be subject to a 30 percent United States federal withholding tax, unless that holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable United States income tax treaty; or (ii) stating that the payment on the capital security is not subject to withholding tax because it is effectively connected with that holder’s conduct of a trade or business in the United States.

If a non-United States Holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States Holder maintains a permanent establishment within the United States) and the interest on the capital securities is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), that non-United States Holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if that non-United States Holder were a United States Holder. In addition, a non-United States Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30 percent (or, if certain tax treaties apply, those lower rates as provided) branch profits tax.

If, contrary to the opinion of our special tax counsel, subordinated debentures held by the issuer were recharacterized as equity of JPMorgan Chase, payments on the subordinated debentures would generally be subject to U.S. withholding tax imposed at a rate of 30% or such lower rate as might be provided for by an applicable income tax treaty.

Any gain realized on the disposition of a capital security generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States Holder within the United States); or

•	the non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a distribution on a capital security to a non-United States Holder, or to proceeds from the disposition of a capital security by a non-United States Holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States Holder and neither we nor our paying agent has actual knowledge to the contrary. Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In general, if a capital security is not held through a qualified intermediary, the amount of payments made on that capital security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

UNDERWRITING

JPMorgan Chase, the issuer and the underwriters named below have entered into an underwriting agreement relating to the offer and sale of the capital securities. In the underwriting agreement, the issuer has agreed to sell to each underwriter, and each underwriter has agreed to purchase from the issuer, the number of capital securities set forth opposite its name below:

Name	Number of Capital Securities
J.P. Morgan Securities Inc.

Total

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the capital securities from the issuer, are several and not joint. Those obligations are also subject to the satisfaction of certain conditions in the underwriting agreement. The underwriters have agreed to purchase all of the capital securities if any are purchased.

The underwriters have advised us that they propose to offer the capital securities to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the capital securities to selected dealers at the public offering price minus a selling concession of up to $             per capital security. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession of up to $             per capital security to certain other dealers. After the initial public offering, the underwriters may change the public offering price and any other selling terms.

In view of the fact that the issuer is using the proceeds from the sale of the capital securities to purchase the subordinated debentures, JPMorgan Chase has agreed that:

•	we will pay the underwriters compensation for their arrangement of that investment in an amount equal to $ per capital security; and

•	we will pay our expenses and the expenses of the issuer related to this offering, which we estimate will be $ .

In addition, we and the issuer have agreed:

•	to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”); and

•	that until the closing of the sale of the capital securities, we will not, without the consent of the underwriters, offer or sell any securities of the issuer or JPMorgan Chase that are substantially similar to the capital securities.

Furthermore, each underwriter has represented, warranted and agreed that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the capital securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the capital securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant

Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the capital securities to the public in that Relevant Member

State at any time to (i) legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000 as shown in its last annual or consolidated accounts; or (iii) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this paragraph, the expression an “offer of the capital securities to the public” in relation to any capital securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the capital securities to be offered so as to enable an investor to decide to purchase or subscribe the capital securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Because the National Association of Securities Dealers, Inc. (“NASD”) is expected to view the capital securities offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD’s Conduct Rules. Offers and sales of capital securities will be made only to (i) “qualified institutional buyers”, as defined in Rule 144A under the Act; (ii) institutional “accredited investors”, as defined in Rule 501(a)(1)-(3) of Regulation D under the Act or (iii) individual “accredited investors”, as defined in Rule 501(a)(4)-(6) of Regulation D under the Act, for whom an investment in non-convertible investment grade preferred securities is appropriate. The underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

JPMorgan Chase’s affiliates, including J.P. Morgan Securities Inc., may use this prospectus supplement and the attached prospectus in connection with offers and sales of the capital securities in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

In connection with this offering, J.P. Morgan Securities Inc. may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the capital securities in the open market for the purpose of pegging, fixing or maintaining the price of the capital securities. Syndicate covering transactions involve purchases of the capital securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the managing underwriter to reclaim a selling concession from a syndicate member when the capital securities originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the capital securities to be higher than it would otherwise be in the absence of those transactions. If J.P. Morgan Securities Inc. engages in stabilizing, syndicate covering transactions or penalty bids it may discontinue them at any time.

Certain of the underwriters engage in transactions with and perform services for us and our affiliates in the ordinary course of business.

The issuer will deliver the capital securities to the underwriters at the closing of this offering when the underwriters pay the issuer the purchase price of the capital securities. The underwriting agreement provides that the closing will occur on August     , 2006, which is 5 business days after the date of this prospectus supplement. Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that securities trades in the secondary market settle in three business days, unless the parties to a trade expressly agree otherwise.

VALIDITY OF SECURITIES

Richards, Layton & Finger, P.A., special Delaware counsel to JPMorgan Chase and the issuer, will opine on certain matters of Delaware law relating to the validity of the capital securities, the enforceability of the trust agreement and the formation of the issuer. The validity of the capital securities will be passed upon for JPMorgan Chase and the issuer by Simpson Thacher & Bartlett LLP. The validity of the capital securities will be passed upon for the underwriters by Sullivan & Cromwell, LLP, New York, New York. Sullivan & Cromwell LLP also advised JPMorgan Chase as to certain United States federal income taxation matters. Certain other matters will be passed upon for the underwriters by Cravath, Swaine & Moore LLP. Sullivan & Cromwell LLP and Cravath, Swaine & Moore LLP have represented and continue to represent JPMorgan Chase and its subsidiaries in a substantial number of matters on a regular basis.

PROSPECTUS

JPMORGAN CHASE CAPITAL XVI

JPMORGAN CHASE CAPITAL XVII

JPMORGAN CHASE CAPITAL XVIII

JPMORGAN CHASE CAPITAL XIX

JPMORGAN CHASE CAPITAL XX

JPMORGAN CHASE CAPITAL XXI

JPMORGAN CHASE CAPITAL XXII

JPMORGAN CHASE CAPITAL XXIII

JPMORGAN CHASE CAPITAL XXIV

Preferred Securities

fully and unconditionally guaranteed by

JPMORGAN CHASE & CO.

270 Park Avenue

New York, New York 10017

(212) 270-6000

These securities may be offered from time to time, in amounts, on terms and at prices that will be determined at the time they are offered for sale. These terms and prices will be described in more detail in one or more supplements to this prospectus, which will be distributed at the time the securities are offered.

You should read this prospectus and any supplement carefully before you invest.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

The securities may be sold to or through underwriters, through dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the applicable prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 1 , 2005

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that JPMorgan Chase & Co. (which may be referred to as “we” or “us”) and JPMorgan Chase Capital XVI, JPMorgan Chase Capital XVII, JPMorgan Chase Capital XVIII, JPMorgan Chase Capital XIX, JPMorgan Chase Capital XX, JPMorgan Chase Capital XXI, JPMorgan Chase Capital XXII, JPMorgan Chase Capital XXIII and JPMorgan Chase Capital XXIV (each of which we refer to as an “issuer”) have filed with the SEC using a “shelf” registration process. Under this shelf process, each of the issuers may sell a series of its preferred securities, guaranteed by our related guarantees, in one or more offerings up to a total dollar amount of $13,500,000,000. At the time of each issuance of a series of preferred securities, the issuer will invest the proceeds of the issuance and of our investment in the common securities of that issuer in a series of our junior subordinated debentures. This prospectus provides you with a general description of the preferred securities of the issuers and of the related guarantees and junior subordinated debentures.

Each time preferred securities of an issuer are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. References to this prospectus or the prospectus supplement also mean the information contained in other documents we have filed with the Securities and Exchange Commission (the “SEC”) and have referred you to in this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with any additional information that we refer you to as discussed under “Where You Can Find More Information.”

On May 26, 2005 JPMorgan Chase Capital XVI issued 6.35% Capital Securities, Series P with an aggregate liquidation amount of $500,000,000 pursuant to a prospectus supplement dated May 19, 2005. On August 3, 2005 JPMorgan Chase Capital XVII issued 5.850% Capital Securities, Series Q with an aggregate liquidation amount of $500,000,000 pursuant to a prospectus supplement dated July 27, 2005. JPMorgan Chase Capital XVI and JPMorgan Chase Capital XVII have the right to issue additional Series P and Series Q capital securities, respectively, in the future. Any such additional capital securities will have the same terms as the capital securities issued pursuant to the prospectus supplements listed above but may be offered at different offering prices than those capital securities. If issued by JPMorgan Chase Capital XVI or JPMorgan Chase Capital XVII, any such additional capital securities will become part of the Series P or Series Q capital securities, respectively, issued pursuant to the prospectus supplements listed above.

WHERE YOU CAN FIND MORE INFORMATION

ABOUT JPMORGAN CHASE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the website maintained by the SEC at http://www.sec.gov/edgar/searchedgar/webusers.htm. Our filings can also be inspected and printed or copied, for a fee, at the SEC’s Office of Public Reference, 100 F Street N.E., Washington, D.C. 20549, or you can contact that office by phone: (202) 942-8090, fax: (202) 628-9001 or e-mail: publicinfo@sec.gov. You can read more about the Public Reference Room at the website (http://www.sec.gov/info/edgar/prrrules.htm). Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information.

We incorporate by reference (i) the documents listed below, (ii) all reports that we file with the SEC after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and (iii) any future filings we make with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

(a) Our Annual Report on Form 10-K for the year ended December 31, 2004;

(b) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005; and

(c) Our Current Reports on Form 8-K filed on March 1, 2004, May 14, 2004, January 11, 2005, February 1, 2005, February 28, 2005, March 1, 2005, March 1, 2005, March 1, 2005, March 16, 2005, March 16, 2005, March 17, 2005, March 21, 2005, March 23, 2005, April 11, 2005, April 20, 2005, April 27, 2005, April 27, 2005, May 4, 2005, May 4, 2005, May 6, 2005, May 9, 2005, May 20, 2005, May 20, 2005, May 26, 2005, June 2, 2005, June 7, 2005, June 9, 2005, June 13, 2005, June 15, 2005, July 6, 2005, July 14, 2005, August 3, 2005, August 3, 2005, August 5, 2005, August 8, 2005 and August 12, 2005 and our Current Reports on Form 8-K/A filed on July 30, 2004 (with respect to Exhibit 99.3) and August 13, 2004 (with respect to Exhibit 99.4).

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Office of the Secretary

JPMorgan Chase & Co.

270 Park Avenue

New York, NY 10017

212-270-4040

You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with any other information. We are not making an offer of securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

IMPORTANT FACTORS THAT MAY AFFECT FUTURE RESULTS

This prospectus, any prospectus supplement and any other documents incorporated by reference into this prospectus may contain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “objective,” “goal” and words and terms of similar substance used in connection with any discussion of our future operating or financial performance identify forward-looking statements. Those statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These risks and uncertainties include:

•	the risk of adverse movements or volatility in the debt and equity securities markets or in interest or foreign exchange rates or indices;

•	the risk of adverse impacts from an economic downturn;

•	the risk of a downturn in domestic or foreign securities and in trading conditions or markets;

•	the risks involved in deal completion, including an adverse development affecting a customer or the inability of a customer to receive a regulatory approval;

•	the risks associated with increased competition;

•	the risks associated with unfavorable political and diplomatic developments;

•	the risks associated with adverse changes in domestic or foreign governmental or regulatory policies, including adverse interpretations of regulatory guidelines;

•	the risk that material litigation or investigations will be determined adversely to us;

•	the risk that a downgrade in our credit ratings will adversely affect our businesses or investor sentiment;

•	the risk that management’s assumptions and estimates used in applying our critical accounting policies prove unreliable, inaccurate or not predictive of actual results;

•	the risk that our business continuity plans or data security systems prove not to be adequate;

•	the risk that external vendors are unable to fulfill their contractual obligations to us;

•	the risk that the credit, market, liquidity, private equity and operational risks associated with our various businesses are not successfully managed; or

•	other risks and uncertainties affecting operational plans.

Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in our periodic and current reports filed with the SEC and incorporated by reference in this prospectus and any prospectus supplement. Those reports are available at the SEC’s internet site (http://www.sec.gov).

Any forward-looking statements made by or on behalf of us in this prospectus, any applicable prospectus supplement or in a document incorporated by reference into this prospectus speak only as of the date of this prospectus, that prospectus supplement or that document incorporated by reference into this prospectus, as the case may be. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. You should, however, consult any further disclosures of a forward-looking nature we may make in our periodic and current reports filed with the SEC.

JPMORGAN CHASE & CO.

We are a financial holding company incorporated under Delaware law in 1968. We are a leading global financial services firm and one of the largest banking institutions in the United States, with approximately $1.2 trillion in assets, $105 billion in stockholders’ equity and operations in more than 50 countries. We are a leader in investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. Under the JPMorgan, Chase and Bank One brands, we serve millions of customers in the United States and many of the world’s most prominent corporate, institutional and government clients. Our principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank headquartered in Delaware that is our credit card issuing bank. JPMorgan Chase’s principal nonbank subsidiary is J.P. Morgan Securities Inc., our U.S. investment banking firm.

The headquarters for JPMorgan Chase is in New York City. The retail banking business, which includes the consumer banking, small business banking and consumer lending activities (with the exception of our credit card business), is headquartered in Chicago. Chicago also serves as the headquarters for the commercial banking business.

Our activities are organized, for management reporting purposes, into six business segments as well as Corporate. Our wholesale businesses are comprised of the Investment Bank, Commercial Banking, Treasury & Securities Services, and Asset & Wealth Management. Our consumer businesses are comprised of Retail Financial Services and Card Services. A description of our business segments, and the products and services they provide to their respective client bases, follows:

Investment Bank

The Investment Bank is one of the world’s leading investment banks, as evidenced by the breadth of its client relationships and product capabilities. The Investment Bank has extensive relationships with corporations, financial institutions, governments and institutional investors worldwide. The Investment Bank provides a full range of investment banking products and services in all major capital markets, including advising on corporate strategy and structure, capital raising in equity and debt markets, sophisticated risk management, and market-making in cash securities and derivative instruments. The Investment Bank also commits JPMorgan Chase’s own capital to proprietary investing and trading activities.

Retail Financial Services

Retail Financial Services includes Home Finance, Consumer & Small Business Banking, Auto & Education Finance and Insurance. Through this group of businesses, Retail Financial Services provides consumers and small businesses with a broad range of financial products and services including deposits, investments, loans and insurance. Home Finance is a leading provider of consumer real estate loan products and is one of the largest originators and servicers of home mortgages. Consumer & Small Business Banking offers one of the largest branch networks in the United States. As of June 30, 2005, Auto & Education Finance was the largest bank originator of automobile loans as well as a top provider of loans for college students. Through its Insurance operations, Retail Financial Services sells and underwrites an extensive range of financial protection products and investment alternatives, including life insurance, annuities and debt protection products.

Card Services

As of June 30, 2005, Card Services was one of the largest issuers of general purpose credit cards in the United States and one of the largest merchant acquirers. Card Services offers a wide variety of products to satisfy the needs of its cardmembers, including cards issued on behalf of many well-known partners, such as major airlines, hotels, universities, retailers and other financial institutions.

Commercial Banking

Commercial Banking serves more than 25,000 corporations, municipalities, financial institutions and not-for-profit entities, with annual revenues generally ranging from $10 million to $2 billion. A local market presence and a strong customer service model, coupled with a focus on risk management, provide a solid infrastructure for Commercial Banking to provide JPMorgan Chase’s complete product set—lending, treasury services, investment banking and investment management. Commercial Banking clients benefit greatly from JPMorgan Chase’s expansive branch network as well as commercial banking offices located in 10 out of the top 15 major metropolitan areas in the U.S.

Treasury & Securities Services

Treasury & Securities Services is a global leader in providing transaction, investment and information services to support the needs of corporations, issuers and institutional investors worldwide. Treasury & Securities Services is the largest cash management provider in the world and a leading global custodian. The Treasury Services business provides clients with a broad range of capabilities, including U.S. dollar and multi-currency clearing, Automated Clearing House (ACH) transfers, trade, and short-term liquidity and working capital tools. The Investor Services business provides a wide range of capabilities, including custody, funds services, securities lending, and performance measurement and execution products. The Institutional Trust Services business provides trustee, depository and administrative services for debt and equity issuers. Treasury Services partners with the Commercial Banking, Consumer & Small Business Banking and Asset & Wealth Management segments to serve clients firmwide. As a result, certain Treasury Services revenues are included in other segments’ results. Treasury & Securities Services has combined the management of the Investor Services and Institutional Trust Services businesses under the name Worldwide Securities Services to create an integrated franchise which will provide custody and investor services as well as securities clearance and trust services to clients globally.

Asset & Wealth Management

Asset & Wealth Management provides investment management to retail and institutional investors, financial intermediaries and high-net-worth families and individuals globally. For retail investors, Asset & Wealth Management provides investment management products and services, including a global mutual fund franchise, retirement plan administration, and brokerage services. Asset & Wealth Management delivers investment management to institutional investors across all asset classes. The Private Bank and Private Client Services businesses provide integrated wealth management services to ultra-high-net-worth and high-net-worth clients, respectively.

Corporate

The Corporate Sector is comprised of Private Equity, Treasury and corporate staff and other centrally managed expenses. Private Equity currently includes JPMorgan Partners and ONE Equity Partners businesses. On March 1, 2005, we announced that the management team of JPMorgan Partners LLC, a private equity unit of JPMorgan Chase, will become independent when it completes the investment of the current $6.5 billion Global Fund, which it advises. The independent management team intends to raise a new fund as a successor to the Global Fund. JPMorgan Chase has committed to invest 24.9% of the limited partnership interests, up to $1 billion, in the new fund. Treasury manages the structural interest rate risk and investment portfolio for JPMorgan Chase. The corporate staff areas include Central Technology and Operations, Internal Audit, Executive Office, Finance, General Services, Human Resources, Marketing & Communications, Office of the General Counsel, Real Estate and Business Services, Risk Management, and Strategy and Development. JPMorgan Chase centrally managed expenses include items such as its occupancy and pension expense, net of allocations to the business.

Our principal executive office is located at 270 Park Avenue, New York, New York 10017 and our telephone number is (212) 270-6000.

THE ISSUERS

Purpose and Ownership of the Issuers

Each of the issuers is a statutory trust organized under Delaware law by us and the trustees of the issuers. The issuers were established solely for the following purposes:

•	to issue and sell the preferred securities, as well as common securities of each issuer that we will purchase, all of which will represent undivided beneficial ownership interests in the assets of each issuer;

•	to use the gross proceeds from the issuance and sale of the preferred securities and common securities to purchase junior subordinated debentures from us; and

•	to engage in other activities that are directly related to the activities described above, such as registering the transfer of the preferred securities.

Because each issuer was established only for the purposes listed above, the applicable series of junior subordinated debentures will be the sole assets of the applicable issuer, and payments under the junior subordinated debentures will be the sole source of income to that issuer.

As issuer of the junior subordinated debentures, and as borrower, we will generally pay:

•	all fees and expenses related to each issuer and the offering of each issuer’s preferred securities; and

•	all ongoing costs, expenses and liabilities of the issuers.

Each issuer will offer the preferred securities to you by use of this prospectus and an applicable prospectus supplement and we will retain all of the common securities. The common securities will rank equally with the preferred securities, except that the common securities will be subordinated to the preferred securities to the extent and under the circumstances described below under “Description of the Preferred Securities—Subordination of Common Securities.”

Each issuer will have a term of approximately 30 years but may dissolve earlier as provided in the applicable trust agreement.

For so long as the preferred securities of a particular issuer remain outstanding, we will promise to:

•	cause that issuer to remain a statutory trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the relevant trust agreement;

•	own directly or indirectly all of the common securities of that issuer;

•	use our commercially reasonable efforts to ensure that that issuer will not be an “investment company” for purposes of the Investment Company Act of 1940; and

•	take no action that would be reasonably likely to cause that issuer to be classified as other than a grantor trust for United States federal income tax purposes.

The Trustees

Each issuer’s business and affairs will be conducted by its four trustees: the property trustee, the Delaware trustee and two administrative trustees. We refer to these trustees collectively as the “issuer trustees.” In each case, the two administrative trustees of each issuer will be individuals who are our employees. The property trustee of each issuer will act as sole trustee under each trust agreement for purposes of the Trust Indenture Act of 1939 and will also act as trustee under the guarantees and the indenture.

We, as owner of the common securities of each issuer, have the sole right to appoint, remove and replace any of the issuer trustees unless an event of default occurs under the indenture. In that event, the holders of a majority in liquidation amount of the preferred securities of that issuer will have the right to remove and appoint the property trustee and the Delaware trustee.

Each issuer is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others or of any other statutory trust the common securities of which are owned by us.

Offices of the Issuers

The principal executive office of each issuer is 270 Park Avenue, New York, New York 10017 and its telephone number is (212) 270-6000.

USE OF PROCEEDS

Except as may be otherwise described in a prospectus supplement accompanying this prospectus, we expect to use the proceeds from the sale of the junior subordinated debentures for general corporate purposes, including investments in or loans to our subsidiaries, refinancing of debt, redemption or repurchase of shares of our outstanding common and preferred stock or for the satisfaction of other obligations.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges and our consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements are as follows:

	Six Months Ended June 30, 2005	Year Ended December 31,
		2004	2003	2002	2001	2000
Earnings to Fixed Charges:
Excluding Interest on Deposits	1.64	1.65	2.27	1.28	1.18	1.52
Including Interest on Deposits	1.40	1.44	1.87	1.17	1.11	1.31
Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements:
Excluding Interest on Deposits	1.64	1.64	2.25	1.27	1.18	1.51
Including Interest on Deposits	1.40	1.43	1.86	1.17	1.11	1.31

For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

DESCRIPTION OF THE PREFERRED SECURITIES

The following description of the terms and provisions of the preferred securities summarizes the general terms that will apply to each series of preferred securities. The trust agreement of the applicable trust will be amended and restated before the issuance of preferred securities by that trust. We refer to that amended and restated trust agreement as the “trust agreement.” This description is not complete, and we refer you to the trust agreement for each issuer, a form of which we filed as an exhibit to the registration statement of which this prospectus is a part.

Formation of Issuers

When an issuer issues a series of preferred securities, the trust agreement relating to that issuer will contain, and the prospectus supplement relating to that series will summarize, the terms and other provisions relating to that series of preferred securities. Each issuer will issue only one series of preferred securities.

The trust agreement of each issuer will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Bank of New York will act as property trustee and its affiliate, The Bank of New York (Delaware), will act as Delaware trustee under each relevant trust agreement.

Each series of preferred securities will represent undivided beneficial ownership interests in the assets of the applicable issuer. The holders of the preferred securities will be entitled to a preference over the corresponding series of common securities in distributions from the applicable issuer and amounts payable on redemption or liquidation of the issuer under the circumstances described under “—Subordination of Common Securities,” as well as other benefits as described in the relevant trust agreement.

Specific Terms of Each Series

When an issuer issues a series of preferred securities, the prospectus supplement relating to that new series will summarize the particular amount, price and other terms and provisions of that series of preferred securities. Those terms may include the following:

•	the distinctive designation of the preferred securities;

•	the number of preferred securities issued by the applicable issuer and the liquidation value of each preferred security;

•	the annual distribution rate (or method of determining that rate) for preferred securities issued by the applicable issuer and the date or dates upon which those distributions will be payable;

•	whether distributions on preferred securities issued by the applicable issuer may be deferred and, if so, the maximum number of distributions that may be deferred and the terms and conditions of those deferrals;

•	whether distributions on preferred securities issued by the applicable issuer will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities issued by that issuer will be cumulative;

•	the amount or amounts that will be paid out of the assets of the applicable issuer to the holders of preferred securities of the issuer upon voluntary or involuntary dissolution, winding up or termination of the applicable issuer;

•

the obligation, if any, of the applicable issuer to purchase or redeem preferred securities issued by the applicable issuer and the price or prices at which, the period or periods within which, and the terms and conditions upon which preferred securities issued by the applicable issuer will be purchased or redeemed, in whole or in part, in accordance with that obligation;

•	the denominations in which any preferred securities of the series will be issuable, if other than denominations of $25 or any integral multiple of $25;

•	the voting rights, if any, of preferred securities issued by the applicable issuer in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities as a condition to a specified action or amendment to the relevant trust agreement; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by the applicable issuer.

All preferred securities an issuer offers will be guaranteed by us to the extent set forth below under the caption “Description of the Guarantees” in this prospectus. The applicable prospectus supplement will also describe the United States federal income tax considerations applicable to each offering of preferred securities.

Redemption or Exchange

Upon the redemption or repayment, in whole or in part, of any series of junior subordinated debentures owned by an issuer, the issuer will use the proceeds from that redemption or repayment to redeem corresponding preferred securities and common securities having an aggregate liquidation amount equal to that portion of the principal amount of the junior subordinated debentures redeemed for a redemption price equal to their liquidation amount plus accumulated and unpaid distribution payments on the securities redeemed to the date of redemption. Except to the extent described under “—Subordination of Common Securities” below, the preferred securities and common securities will be redeemed in proportion to their respective aggregate liquidation amounts outstanding.

We have the right to dissolve an issuer at any time and, after satisfaction of its liabilities to its creditors as provided under applicable law, to cause the issuer to distribute the junior subordinated debentures owned by it to the holders of that issuer’s preferred and common securities in exchange for those securities.

Subordination of Common Securities

In connection with the issuance of preferred securities, each issuer will also issue a new series of common securities to us. Except as described below or in the applicable prospectus supplement, the common securities will be entitled to receive distributions on the same dates and at the same rate and otherwise have substantially identical terms as the preferred securities.

If on any distribution date or redemption date for the preferred and common securities, an event of default has occurred and is continuing under the indenture for the corresponding junior subordinated debentures, the applicable issuer may not make any distribution payment and may not make any other payment for the redemption, liquidation or acquisition of the common securities unless the applicable issuer has paid in full, or provided for full payment of:

•	all accumulated and unpaid distributions on all of the issuer’s preferred securities; and

•	in the case of a redemption or liquidation, the full redemption price of all preferred securities called for redemption or the full liquidation price of all preferred securities.

If an event of default under the trust agreement occurs as a result of the occurrence of an event of default under the indenture, as holder of the common securities, we will be deemed to have waived our right to take action with respect to that event of default until all events of default with respect to the preferred securities are cured, waived or otherwise eliminated. Until that cure, waiver or elimination, the property trustee will act solely on behalf of the holders of the preferred securities and not on our behalf, and only the holders of the preferred securities will have the right to direct the property trustee regarding remedies under the relevant trust agreement.

Liquidation Distribution Upon Dissolution

Each trust agreement will provide that the relevant issuer will dissolve on the first to occur of the following events:

•	the expiration of the term of the trust as described above under “Purpose and Ownership of the Issuers;”

•	specified events relating to our bankruptcy, dissolution or liquidation;

•	our election to distribute junior subordinated debentures to the holders of the preferred securities and common securities as described above under “—Redemption or Exchange;”

•	the mandatory redemption of the issuer’s preferred and common securities as described above under “—Redemption or Exchange;” and

•	the entry of a court order for the dissolution of the issuer.

Upon an early dissolution event described above, other than an early dissolution resulting from a mandatory redemption of the issuer’s preferred and common securities, the issuer trustees will liquidate the issuer as soon as possible by distributing the related junior subordinated debentures to the holders of preferred securities and common securities. If the property trustee determines that such a distribution is not practical, after satisfaction of the issuer’s liabilities to its creditors under applicable law, the holders of the preferred securities and common securities will be entitled to receive the liquidation amount of their securities, plus accumulated and unpaid dividends to the date of payment. Except as described under “—Subordination of Common Securities” above, that payment will be made to the holders of the preferred securities and common securities in proportion to their respective aggregate liquidation amounts outstanding.

Events of Default; Notice

Any one of the following events constitutes an event of default under the applicable trust agreement:

•	the occurrence of an event of default under the indenture with respect to the related series of junior subordinated debentures held by the issuer;

•	a default by the property trustee in the payment of any distribution on the preferred securities or common securities and continuance of that default for 30 days;

•	a default by the property trustee in the payment of any redemption price of any preferred security or common security when it becomes due and payable;

•	a default in the performance, or breach, in any material respect, of any other covenant or warranty of the issuer trustees in the trust agreement and the continuance of that default, or breach, for 90 days after notice to the defaulting issuer trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities; or

•	the occurrence of an event of bankruptcy or insolvency relating to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within 10 business days after the occurrence of an event of default under the trust agreement actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the preferred securities, the administrative trustees and us. The existence of an event of default does not entitle the holders of preferred securities to accelerate the maturity of those securities.

Limitation on Consolidations, Mergers and Sales of Assets

Except as contemplated in “—Liquidation Distribution Upon Dissolution”, an issuer may not merge with or into, consolidate or amalgamate with, or sell or lease substantially all of its properties and assets to any corporation or other person, unless:

•	the administrative trustees consent to the proposed transaction;

•	the successor is a trust organized under the laws of any state and assumes all of the obligations of the issuer regarding the preferred securities or substitutes other securities for the preferred securities with substantially the same terms;

•	we appoint a trustee of the successor possessing the same powers and duties as the property trustee;

•	the successor securities to the preferred securities are listed on the same national securities exchange or other organization on which the preferred securities were listed;

•	the transaction does not cause the ratings, if any, on the preferred securities or the successor securities to be downgraded by a nationally recognized ratings organization;

•	the transaction does not adversely affect the rights, preferences or privileges of the holders of the preferred securities in any material respect;

•	the successor has a purpose substantially identical to that of the issuer;

•	independent counsel to the issuer delivers an opinion that:

•	the transaction does not adversely affect the rights, preferences or privileges of the holders of the preferred securities in any material respect; and

•	following the transaction, neither the successor nor the issuer would have to register as an “investment company” under the Investment Company Act of 1940;

•	we, or a successor which will own all of the common securities of the issuer or its successor, will guarantee the preferred securities, or the successor securities, to the same extent as the preferred securities are guaranteed by our guarantee; and

•	the issuer and the successor would each continue to be classified as a grantor trust for United States federal income tax purposes, unless each holder of preferred securities consents to a change in that classification.

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and under “Description of the Guarantees—Amendments” and “Description of the Junior Subordinated Debentures—Modification of Indenture,” as a holder of preferred securities you will not have any voting rights.

We, the property trustee and the administrative trustees may, without the consent of the holders of the preferred securities, amend the applicable trust agreement to cure any ambiguity or correct or supplement inconsistent provisions or to modify the trust agreement to the extent necessary to ensure that the issuer is classified as a grantor trust. However, we may not amend any applicable trust agreement in any manner that would adversely affect in any material respect the interests of any holder of the preferred securities.

We and the issuer trustees may also amend an applicable trust agreement with the consent of the holders of a majority of the aggregate liquidation amount of the preferred and common securities of the applicable issuer, provided that we have received of an opinion of counsel that the amendment will not affect the issuer’s status as a grantor trust or its exemption under the Investment Company Act of 1940. Without the consent of each holder affected by the amendment, no amendment will:

•	change the amount or timing of any distribution on the common securities or the preferred securities;

•	otherwise adversely affect the amount of any required distribution; or

•	restrict the right of a holder of preferred securities or common securities to institute suit to enforce payment.

For so long as any junior subordinated debentures are held by the property trustee, the issuer trustees will not take any of the following actions without the consent of the holders of a majority of the aggregate liquidation amount of the preferred securities:

•	direct the time, method or place for conducting any proceeding for any remedy available to the debenture trustee or executing any trust or power conferred on the debenture trustee with respect to such debentures;

•	waive any past default that is waivable under the indenture;

•	rescind or annul any declaration that the principal of the junior subordinated debentures is due; or

•	consent to any modification or termination of the indenture or the junior subordinated debentures.

However, in the case of any action that would require the consent of each affected holder of junior subordinated debentures under the indenture, the property trustee will not give any such consent without the consent of each holder of the corresponding preferred securities.

Preferred securities owned by us, an issuer trustee or any of our or their affiliates will not be treated as outstanding for purposes of the above provisions.

In addition to the required consents described above, the issuer trustees must obtain an opinion of counsel experienced in the relevant matters that the action would not cause the issuer to be classified as other than a grantor trust for United States federal income tax purposes.

The issuer trustees will not revoke any action approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities.

The property trustee must give notice to the holders of preferred securities of any notice of default with respect to the corresponding junior subordinated debentures.

Payment and Paying Agent

The paying agent for the relevant issuer will make payments on definitive, certificated preferred securities by check mailed to the address of the holder entitled to that payment at the holder’s address as it appears in the preferred securities register. The paying agent will make payment on global preferred securities as specified under “—Global Preferred Securities; Book-Entry Issuance” below. Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as paying agent for the preferred securities. In the event the property trustee ceases to be the paying agent, the administrative trustees of the issuer will appoint a successor bank or trust company acceptable to us and the property trustee to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the preferred securities.

The registrar will not impose any charge for registration of transfer but may require the payment of any tax or governmental charges that may be imposed in connection with the transfer or exchange.

An issuer is not required to register transfers of the preferred securities after the preferred securities have been called for redemption.

Information Concerning the Property Trustee

Other than the duty to act with the required standard of care during an event of default under the trust agreement, the property trustee is required to perform only those duties that are specifically set forth in the trust agreement and is not required to exercise any of its powers at the request of any holder of preferred securities unless it is offered reasonable indemnity for the costs, expenses and liabilities that might be incurred by it.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of each issuer in a way that:

•	will not cause the issuer to be deemed an investment company required to register under the Investment Company Act of 1940;

•	will not cause the issuer to be classified as other than a grantor trust for United States federal income tax purposes; and

•	will cause the junior subordinated debentures to be treated as indebtedness for United States federal income tax purposes.

No issuer may borrow money or issue debt or mortgage or pledge any of its assets.

Holders of the preferred securities do not have preemptive or similar rights.

Governing Law

Each trust agreement and the related preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

GLOBAL PREFERRED SECURITIES; BOOK-ENTRY ISSUANCE

Global Preferred Securities

Each issuer may issue its preferred securities in the form of one or more global securities, which we will refer to as the “global preferred securities,” that will be deposited with or on behalf of a depositary. Unless otherwise indicated in the applicable prospectus supplement, the depositary with respect to the global preferred securities of the relevant issuer will be The Depository Trust Company (“DTC”), and the following is a summary of the depositary arrangements applicable to those global preferred securities.

Each global preferred security will be deposited with or on behalf of DTC or its nominee and will be registered in the name of a nominee of DTC. Except under the limited circumstances described below, global preferred securities will not be exchangeable for definitive, certificated preferred securities.

Only institutions that have accounts with DTC, which we refer to as “DTC participants”, or persons that may hold interests through DTC participants may own beneficial interests in a global preferred security. DTC will maintain records reflecting ownership of beneficial interests in the global preferred securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC will have no knowledge of the actual beneficial owners of the preferred securities. The laws of some jurisdictions require that some types of purchasers take physical delivery of securities in definitive form. Those laws may impair your ability to transfer beneficial interests in a global preferred security.

DTC has advised us that upon the issuance of a global preferred security and the deposit of that global preferred security with or on behalf of DTC, DTC will credit on its book-entry registration and transfer system, the respective liquidation amount represented by that global preferred security to the accounts of the DTC participants.

The issuer will make distributions and other payments on the global preferred securities to DTC or its nominee as the registered owner of the global preferred security. We expect that DTC will, upon receipt of any distribution, redemption or other payment on a global preferred security, immediately credit the DTC participants’ accounts with payments in proportion to their beneficial interests in the global preferred security, as shown on the records of DTC or its nominee. We also expect that standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in the global preferred securities held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The DTC participants will be responsible for those payments.

None of JPMorgan Chase, any of the issuers, the property trustee, the paying agent, or the registrar or any of their respective agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to beneficial interests in a global preferred security or for any payments made on any global preferred security.

Except as provided below, as an owner of a beneficial interest in a global preferred security, you will not be entitled to receive physical delivery of preferred securities in definitive form and will not be considered a holder of preferred securities for any purpose under the applicable trust agreement. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder of preferred securities under the applicable trust agreement.

We understand that, under existing industry practices, in the event that an issuer requests any action of holders, or an owner of a beneficial interest in a global preferred security desires to take any action that a holder is entitled to take under the applicable trust agreement, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through them to take that action or would otherwise act upon the instructions of the beneficial owners owning through them.

A global preferred security is exchangeable for definitive preferred securities registered in the name of persons other than DTC only if:

•	DTC is unwilling or unable to continue as depositary and we are not able to locate a qualified successor depositary;

•	we, in our sole discretion, determine that the preferred securities issued in the form of one or more global preferred securities will no longer be represented by a global preferred security; or

•	after the occurrence of an event of default under the indenture, owners of beneficial interests in the trust aggregating at least a majority in aggregate liquidation amount of the preferred securities advise the administrative trustees in writing that the continuation of a book entry system is no longer in their best interest.

A global preferred security that is exchangeable as described in the preceding paragraph will be exchangeable in whole for definitive, certificated preferred securities in registered form of like tenor and of an equal aggregate liquidation amount and in a denomination equal to the liquidation amount per preferred security specified in the applicable prospectus supplement or in integral multiples of that denomination. The registrar will register the definitive preferred securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global preferred securities.

DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Securities Exchange Act of 1934. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement of securities transactions among DTC participants in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in accounts of the DTC participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and various other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to DTC’s system is also available to others, such as U.S. and non-U.S. securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Holding Beneficial Interests Through Euroclear and Clearstream

If specified in the applicable prospectus supplement, you may elect to hold interests in a particular series of preferred securities outside the United States through Clearstream Banking, societe anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”), if you are a participant in or customer of the relevant system, or indirectly through an organization that is a participant in or customer of the relevant system. Clearstream and Euroclear will hold interests on behalf of their participants and customers through customer securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries will in turn hold those interests in customer securities accounts in the depositaries’ names on the books of DTC. Unless otherwise specified in the applicable prospectus supplement, The Bank of New York will act as depositary for each of Clearstream and Euroclear.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides its customers with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Sector Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream customers.

Clearstream will credit distributions with respect to interests in global preferred securities held through Clearstream to cash accounts of its customers in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law. These terms, conditions and procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities clearance accounts. The Euroclear operator acts under the terms and conditions applicable only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Euroclear will credit distributions with respect to interests in global preferred securities held beneficially through Euroclear to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Unless otherwise specified in the applicable prospectus supplement, initial settlement for global preferred securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC’s rules. These secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

If the prospectus supplement specifies that interests in the global preferred securities may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. These secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC participants on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global preferred securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global preferred securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global preferred securities settled during that processing will be reported to the relevant Euroclear participant or Clearstream customer on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global preferred securities by or through a Clearstream participant or Euroclear participant to a DTC customer will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global preferred securities among DTC participants, Clearstream customers and Euroclear participants, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

DESCRIPTION OF THE GUARANTEES

The following description of the terms and provisions of the guarantees summarizes the general terms that will apply to each guarantee that we deliver in connection with a series of preferred and common securities. This description is not complete, and we refer you to the form of the guarantee agreement, a copy of which we filed as an exhibit to the registration statement of which this prospectus is a part.

When an issuer sells a series of its preferred and common securities, we will execute and deliver a guarantee of that series of preferred and common securities under a guarantee agreement for the benefit of the holders of those preferred and common securities. Only one guarantee will be issued by us in connection with the issuance of preferred and common securities by the applicable issuer. Each guarantee agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Bank of New York will act as guarantee trustee under each guarantee agreement.

Specific Terms of the Guarantees

Except as stated in the applicable prospectus supplement, we will irrevocably and unconditionally agree to pay in full the following payments or distributions on each corresponding series of preferred and common securities, to the extent that they are not paid by, or on behalf of, the applicable issuer:

•	any accumulated and unpaid distributions required to be paid on the preferred and common securities, to the extent that the applicable issuer has sufficient funds available for those payments at the time;

•	the redemption price regarding any preferred and common securities called for redemption, to the extent that the applicable issuer has sufficient funds available for those redemption payments at the time; and

•	upon a voluntary or involuntary dissolution, winding up or liquidation of the applicable issuer, unless the corresponding series of junior subordinated debentures is distributed to holders of the preferred and common securities, the lesser of:

•	the total liquidation amount of the preferred and common securities and all accumulated and unpaid distributions on them to the date of payment; and

•	the amount of assets of the applicable issuer remaining available for distribution to holders of the preferred and common securities after satisfaction of liabilities to creditors.

We may satisfy our obligation to make the payments described above by direct payment of the required amounts by us to the holders of the applicable preferred and common securities or by causing the applicable issuer to pay those amounts to the holders. In addition, our obligation to make the payments described above will exist regardless of any defense, right of setoff or counterclaim that the applicable issuer may have or assert, other than the defense of payment. Payments under the trust guarantee will be made on the preferred and common securities on a pro rata basis. However, if an event of default has occurred and is continuing with respect to any series of related debt securities, the total amounts due on the preferred securities will be paid before any payment is made on the common securities.

Each guarantee will apply only to the extent that the applicable issuer has sufficient funds available to make the required payments. If we do not make interest payments on the junior subordinated debentures held by the applicable issuer, then the issuer will not be able to pay distributions on the preferred or common securities issued by the issuer and will not have funds legally available for those payments. In that event, the remedy of a holder of a series of preferred or common securities is to institute legal proceedings directly against us as permitted under the indenture for the related series of junior subordinated debentures.

Nature of the Guarantee

We will, through the relevant trust agreement, the guarantee, the junior subordinated debentures and the indenture, taken together, fully and unconditionally guarantee the applicable issuer’s obligations under the preferred and common securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the applicable issuer’s obligations under the preferred securities.

Each guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under a guarantee without first instituting a legal proceeding against any other person or entity. In addition, each guarantee will not be discharged except by payment in full of the amounts due under it to the extent they have not been paid by the applicable issuer or upon distribution of junior subordinated debentures to the holders of the preferred and common securities in exchange for all of the preferred and common securities.

Ranking

Each guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all of our other liabilities to the same extent as the junior subordinated debentures.

The guarantees will not place a limitation on the amount of additional debt that we may incur.

Amendments

Unless otherwise specified in the applicable prospectus supplement, each guarantee may be amended under the following two circumstances:

•	regarding changes to the guarantee that do not materially adversely affect the rights of holders of the applicable preferred securities, no consent of those holders will be required; and

•	all other amendments to the guarantee may be made only with the prior approval of the holders of not less than a majority of the total liquidation amount of the outstanding preferred securities to which the guarantee relates.

The manner of obtaining the necessary approvals to amend a guarantee are the same as for holders of the preferred securities, which are described above under “Description of the Preferred Securities—Voting Rights; Amendment of Each Trust Agreement.”

Assignment

All guarantees and agreements contained in a guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related preferred and common securities then outstanding.

Events of Default and Remedies

An event of default under a guarantee will occur upon our failure to (1) make any of our payments under the guarantee agreement or (2) perform any of our other obligations under the guarantee agreement for 90 days after notice of the failure.

The holders of not less than a majority in total liquidation amount of the preferred securities to which a guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee regarding the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

If the guarantee trustee fails to enforce a guarantee, then any holder of the corresponding series of preferred securities may institute a legal proceeding directly against us to enforce its rights under that guarantee, without first instituting a legal proceeding against the applicable issuer that issued the preferred securities, the guarantee trustee or any other person or entity.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in the performance of a guarantee, undertakes to perform only the duties that are specifically set forth in the guarantee. After a default under the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of preferred or common securities to which the guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by that action.

Termination of the Guarantees

Each guarantee will terminate upon any of the following events:

•	the full payment of the redemption price of all preferred and common securities of the applicable issuer;

•	the full payment of the amounts payable upon liquidation of the applicable issuer; or

•	the distribution of the junior subordinated debentures held by the applicable issuer to the holders of the preferred and common securities of the issuer in exchange for all of the preferred and common securities of the issuer.

Each guarantee will continue to be effective or will be reinstated, if at any time any holder of related preferred and common securities issued by the applicable issuer is required to restore payment of any sums paid under the applicable preferred and common securities or the guarantee.

Governing Law

The guarantees will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

The following description of the terms and provisions of our junior subordinated debentures summarizes the general terms that will apply to each series of junior subordinated debentures that will be issued and sold by us on or after the date of this prospectus and purchased by the applicable issuer that issues the corresponding series of preferred securities. This description is not complete, and we refer you to the indenture and the form of the junior subordinated debentures, forms of which we filed as exhibits to the registration statement of which this prospectus is a part.

Unless otherwise specified in the applicable prospectus supplement, each time an issuer issues a series of preferred securities, we will issue a new series of junior subordinated debentures. Each series of junior subordinated debentures will be issued under an indenture between us and The Bank of New York, as debenture trustee, as supplemented from time to time by one or more supplemental indentures. There is no limit on the aggregate principal amount of junior subordinated debentures we may issue, and we may issue the junior subordinated debentures from time to time in one or more series under a supplemental indenture or pursuant to a resolution of our Board of Directors.

Unless the applicable prospectus supplement states otherwise, we will issue each new series of junior subordinated debentures in a total principal amount equal to the total liquidation amount of the preferred securities and common securities that the applicable issuer issues. The issuer will use the proceeds of the issuance and sale of the preferred securities and common securities to purchase the corresponding junior subordinated debentures from us. Unless the applicable prospectus supplement states otherwise, the interest payment provisions of the junior subordinated debentures will correspond to the distribution provisions of the corresponding series of preferred securities.

Unless the applicable prospectus supplement states otherwise, each series of junior subordinated debentures issued on or after the date of this prospectus will have the same rank as all other series of junior subordinated debentures issued under the indenture on or after that date. However, because the subordination provisions and events of default applicable to junior subordinated debentures issued prior to the date of this prospectus differed in a number of respects from the subordination provisions and events of default applicable to junior subordinated debentures that will be issued on or after the date of this prospectus, it is possible that holders of preferred securities issued on or after the date of this prospectus may receive more or less upon our bankruptcy, liquidation or dissolution or upon an acceleration of the corresponding series of junior subordinated debentures than holders of other series of preferred securities issued by similar issuers holding junior subordinated debentures issued prior to the date of this prospectus. Unless the applicable prospectus supplement states otherwise, the indenture does not limit the incurrence or issuance of other secured or unsecured debt, including senior debt, as defined below, whether under the indenture, any existing indenture, or any other indenture which we may enter into in the future.

Specific Terms of Each Series

The prospectus supplement describing the particular series of junior subordinated debentures being issued will specify the particular terms of those junior subordinated debentures. These terms may include:

•	the title of the junior subordinated debentures of the series, which will distinguish the junior subordinated debentures of the series from all other junior subordinated debentures;

•	the limit, if any, upon the total principal amount of the junior subordinated debentures of the series which may be issued;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debentures of the series or the manner in which the amounts will be determined;

•	the maturity or the method of determining the maturity of the junior subordinated debentures;

•	the rate or rates at which the junior subordinated debentures of the series will bear interest, if any;

•	the interest payment dates and the record dates for the interest payable on any interest payment date or the method by which any of the foregoing will be determined and the right, if any, we have to defer or extend an interest payment date;

•	the place or places where the principal of and premium, if any, and interest on the junior subordinated debentures of the series will be payable, the place or places where the junior subordinated debentures of the series may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us regarding the junior subordinated debentures of the series may be made;

•	the period or periods within which, or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the junior subordinated debentures of the series may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem, repay or purchase the junior subordinated debentures of the series, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which junior subordinated debentures of the series will be redeemed, repaid or purchased, in whole or in part, in accordance with that obligation;

•	the denominations in which any junior subordinated debentures of the series will be issuable, if other than denominations of $25 or any integral multiple of $25;

•	if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the junior subordinated debentures of the series will be payable, or in which the junior subordinated debentures of the series will be denominated;

•	the additions, modifications or deletions, if any, in the events of default described under the caption “—Events of Default” below or our covenants described in this prospectus regarding the junior subordinated debentures of the series;

•	if other than the principal amount, the portion of the principal amount of junior subordinated debentures of the series that will be payable upon declaration of acceleration of the maturity of the junior subordinated debentures;

•	the additions or changes, if any, to the indenture regarding the junior subordinated debentures of the series as will be necessary to permit or facilitate the issuance of the junior subordinated debentures of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	whether the junior subordinated debentures of the series, or any portion thereof, will initially be issuable in the form of a temporary global security representing all or a portion of the junior subordinated debentures of the series and provisions for the exchange of the temporary global security for definitive junior subordinated debentures of the series;

•	whether any junior subordinated debentures of the series will be issuable in whole or in part in the form of one or more global securities and, if so, the respective depositaries for the global securities and the form of any legend or legends which will be borne by any global security, if applicable;

•	whether the junior subordinated debentures are convertible or exchangeable into junior subordinated debentures of another series or into preferred securities of another series and, if so, the terms on which the junior subordinated debentures may be so converted or exchanged;

•	the appointment of any paying agent or agents for the junior subordinated debentures of the series; and

•	any other terms of the junior subordinated debentures of the series.

Subordination

Unless otherwise stated in the applicable prospectus supplement, each series of junior subordinated debentures will be unsecured and will rank junior and be subordinate in right of payment to all our existing and future senior debt, as defined in the indenture with respect to that series.

Under the indenture, we may not make any payment on the junior subordinated debentures if:

•	we have failed to make full payment of all amounts of principal, and premium, if any, and interest, if any, due on all senior debt; or

•	there shall exist any event of default on any senior debt that triggers the acceleration of such senior debt.

Upon our bankruptcy, liquidation or dissolution, our assets must be used to pay off our senior debt in full before any payments may be made on the junior subordinated debentures. Additionally, in the event of the acceleration of the maturity of any series of junior subordinated debentures, the holders of our senior debt will be entitled to receive payment in full of any amounts due on our senior debt before the holders of any junior subordinated debentures will be entitled to any payment.

With respect to each series of junior subordinated debentures issued by use of this prospectus, “debt” is defined in the indenture to mean, with respect to any person,

•	every obligation of that person for the repayment of borrowed money;

•	every obligation of that person for claims under derivative products such as interest and foreign exchange rate contracts and commodity forward contracts, options and swaps and similar arrangements; and

•	every obligation described above of another person guaranteed by that person.

With respect to each series of junior subordinated debentures issued by use of this prospectus, “senior debt” is defined in the indenture to mean the principal of, and premium and interest, if any, on debt, whether incurred on, prior to or after the date of the indenture, unless the instrument creating that debt provides that those obligations are not superior in right of payment to the junior subordinated debentures, or other debt that has the same rank as or ranking junior to the junior subordinated debentures. However, senior debt does not include any other debt securities issued under the indenture or other junior subordinated debt obligations issued in respect of capital securities issued by trusts organized by us and treated as capital for bank regulatory purposes.

Although no series of junior subordinated debentures is subordinated to any other series of junior subordinated debentures, because the definitions of debt and senior debt applicable to some of the series of junior subordinated debentures issued prior to the date of this prospectus differed in a number of respects from the definitions applicable to junior subordinated debentures that will be issued on or after the date of this prospectus, it is possible that holders of preferred securities issued on or after the date of this prospectus may receive more or less upon our bankruptcy, liquidation or dissolution or upon an acceleration of the corresponding series of junior subordinated debentures than holders of other series of preferred securities issued by similar issuers holding junior subordinated debentures issued prior to the date of this prospectus.

As a holding company, our assets primarily consist of the equity securities of our subsidiaries. As a result, the ability of holders of the junior subordinated debentures to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of that subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary, except to the extent that we are recognized, and receive payment, as a creditor of those subsidiaries.

Covenants

We will agree that, so long as any preferred securities issued by an issuer remain outstanding, if

•	there has occurred any event of which we have actual knowledge that with the giving of notice or lapse of time would become an event of default under the indenture and which we have not taken reasonable steps to cure;

•	we are in default regarding our payment of any obligations under our guarantee regarding the issuer; or

•	we have given notice of our election to defer interest payments, as described below under “—Option to Defer Interest Payments,” or that deferral period is continuing;

then we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock;

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our junior subordinated debentures that rank on par with or junior in interest to our junior subordinated debentures; or

•	make any guarantee payments regarding any guarantee by us of the junior subordinated debentures of any of our subsidiaries if that guarantee ranks on par with or junior in interest to those junior subordinated debentures.

However, at any time, including during a deferral period, we may do the following:

•	make dividends or distributions payable in our capital stock;

•	make payments under the applicable guarantee made by us in respect of the preferred securities of the applicable issuer;

•	make any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan; and

•	purchase common stock related to:

•	the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees;

•	the issuance of common stock or rights under a dividend reinvestment and stock purchase plan; or

•	the issuance of common stock, or securities convertible into common stock, as consideration in an acquisition transaction that was entered into before the beginning of the deferral period.

With respect to any junior subordinated debentures issued to an issuer, we will agree:

•	to maintain directly or indirectly 100% ownership of the common securities of the applicable issuer; provided, however, that any of our permitted successors under the indenture may succeed to our ownership of those common securities;

•	not to cause the termination, liquidation or winding-up of that issuer, except in connection with a distribution of the junior subordinated debentures as provided in the trust agreement of that issuer and in connection with some types of mergers, consolidations or amalgamations; and

•	to use our reasonable efforts to cause that issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, we will have the right to defer interest payments on the junior subordinated debentures from time to time during the term of any series of junior subordinated debentures for up to the number of consecutive interest payment periods that may be specified in the applicable prospectus supplement, but the deferral of interest payments cannot extend beyond the maturity date of the series of junior subordinated debentures.

Modification of Indenture

We and the debenture trustee, with the consent of the holders of not less than a majority in principal amount of the junior subordinated debentures of each series that are affected by the modification, may modify the indenture or any supplemental indenture affecting that series or the rights of the holders of that series of junior subordinated debentures. However, no modification may, without the consent of the holder of each outstanding junior subordinated debenture affected:

•	change the stated maturity of any junior subordinated debentures of any series;

•	reduce the principal amount due;

•	reduce the rate of interest or extend the time of payment of interest, or reduce any premium payable upon the redemption of those junior subordinated debentures; or

•	reduce the percentage of junior subordinated debentures, the holders of which are required to consent to any such modification of the indenture.

With respect to junior subordinated debentures held by an issuer, so long as the corresponding series of preferred securities issued by that issuer remains outstanding, without the consent of the holders of at least a majority of the aggregate liquidation amount of those preferred securities:

•	no modification of the indenture can be made that adversely affects holders of those preferred securities in any material respect;

•	no termination of the indenture may occur; and

•	no waiver of any default or of compliance with any covenant under the indenture will be effective.

We and the debenture trustee may, without the consent of any holder of junior subordinated debentures, amend, waive or supplement the indenture for other specified purposes including to cure ambiguities, defects or inconsistencies, provided those actions do not materially and adversely affect the interests of the holders of any junior subordinated debentures or the related series of preferred securities.

Events of Default

The indenture provides that any one or more of the following events with respect to the junior subordinated debentures of any series that has occurred and is continuing constitutes an event of default with respect to that series:

•	default in the payment of any installment of interest on any junior subordinated debenture for a period of 30 days after the due date, subject to our right to defer interest payments as described above under the caption “—Option to Defer Interest Payments” in this section;

•	default in the payment of interest in full on any junior subordinated debenture for a period of 30 days after the conclusion of a period consisting of 20 consecutive quarters (or, in the case of junior subordinated debentures on which interest is paid semiannually, 10 consecutive semiannual periods) commencing with the earliest quarter or semiannual period, as the case may be, for which interest (including interest accrued on deferred payments) has not been paid in full;

•	some events of bankruptcy or reorganization involving us;

•	default in the payment of the principal of or premium, if any, on the junior subordinated debentures when due whether at maturity, upon redemption or otherwise; or

•	default in the performance, or breach, in any material respect, of any of our covenants or warranties for a period of 90 days after written notice to us by the debenture trustee or to us and the debenture trustee by holders of at least 25% in principal amount of the outstanding junior subordinated debentures of that series.

If an event of default under the indenture arising from a default in the payment of interest of the type described in the second bullet point above has occurred and is continuing, the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures of the applicable series will have the right to declare the principal and the interest due on those securities to be due and payable immediately. If the debenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of the junior subordinated debentures fail to make that declaration, then the holders of at least 25% in total liquidation amount of the preferred securities then outstanding will have the right to do so. If an event of default under the indenture arising from events of bankruptcy or reorganization involving us occurs, the principal and interest due on the applicable series of securities will automatically, and without any declaration or other action on the part of the debenture trustee or any holder of junior subordinated debentures, become immediately due and payable. In case of any other event of default, there is no right to declare the principal amount of the junior subordinated indentures immediately payable.

In cases specified in the indenture, the holders of a majority in principal amount of junior subordinated debentures of a particular series may, on behalf of all holders of that series, waive any default regarding that series, except a default in the payment of principal or interest, or a default in the performance of a covenant or provision of the indenture which cannot be modified without the consent of each holder. If the holders of the junior subordinated debentures fail to waive that default, the holders of a majority in aggregate liquidation amount of the related preferred securities will have that right.

The holders of a majority of the aggregate outstanding principal amount of the junior subordinated debentures of a particular series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee with respect to that series.

Enforcement of Rights by Holders of Preferred Securities

If an event of default occurs under the indenture and that event is attributable to our failure to pay interest, premium, if any, or principal on the junior subordinated debentures on the applicable due date, then if the junior subordinated debentures are held by an issuer, a holder of the related preferred securities may institute a legal proceeding directly against us for enforcement of payment on the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of that holder.

Limitation on Consolidation, Merger and Sales of Assets

We will not consolidate with or merge into any other entity or sell or lease our properties and assets substantially as an entirety to any entity, unless:

•	the resulting entity is a corporation, partnership or trust organized under the laws of the United States, any state or the District of Columbia;

•	the resulting entity assumes our obligations under the junior subordinated debentures and the indenture;

•	there is no event of default under the indenture immediately after giving effect to the transaction;

•	in the case of the junior subordinated debentures of a series held by an issuer, the consolidation, merger, conveyance, transfer or lease is permitted under the relevant trust agreement and the guarantee and does not give rise to any breach or violation of these documents; and

•	we have delivered to the debenture trustee an officer’s certificate and opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease complies with the indenture.

Satisfaction and Discharge

The indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under the indenture when all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at their maturity within one year; or

•	are to be called for redemption within one year;

and, in each case, we have deposited with the debenture trustee funds sufficient to make all remaining interest and principal payments on the junior subordinated debentures of that series.

Trust Expenses

Under the indenture, we have agreed to pay, as borrower, all costs, expenses, debts and other obligations of each issuer, except those incurred in connection with the preferred securities. In addition, we have agreed to pay all taxes and tax-related costs and expenses of each issuer, except United States withholding taxes.

Information Regarding the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the indenture, has undertaken to perform only the duties that are specifically set forth in the indenture. The debenture trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties under the indenture, or in the exercise of any of its rights or powers, if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Governing Law

The indenture is governed by and construed in accordance with the laws of the State of New York.

CERTAIN ERISA MATTERS

Each fiduciary of any of the following, which we collectively refer to as “Plans”:

•	an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”),

•	a plan described in Section 4975(e)(1) of the Internal Revenue Code (the “Code”) (including an individual retirement account and a Keogh plan) or a plan subject to one or more provisions under other applicable federal, state, local, non-U.S. or other laws or regulations that contain one or more provisions that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”), and

•	any entity whose underlying assets include “plan assets” by reason of any such plan’s investment in that entity,

should consider the fiduciary standards and the prohibited transaction provisions of ERISA, applicable Similar Laws and Section 4975 of the Code in the context of the Plan’s particular circumstances before authorizing an investment in the preferred securities. Among other factors, the fiduciary should consider whether the investment would satisfy the applicable prudence and diversification requirements of ERISA or any Similar Law and would be consistent with the documents and instruments governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code (each, an “ERISA Plan”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “Parties in Interest”). A violation of these “prohibited transaction” rules may result in an excise tax, penalty or other liability under ERISA and/or Section 4975 of the Code, unless exemptive relief is available under an applicable statutory or administrative exemption. In the case of an individual retirement account, the occurrence of a prohibited transaction involving the individual who established the individual retirement account, or his or her beneficiaries, would cause the individual retirement account to lose its tax exempt status, unless exemptive relief is available. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

Under a regulation issued by the U.S. Department of Labor, which we refer to as the “plan assets regulation,” the assets of the applicable issuer would be deemed to be “plan assets” of an ERISA Plan for purposes of ERISA and Section 4975 of the Code if “plan assets” of the ERISA Plan were used to acquire an equity interest in the applicable issuer and no exception were applicable under the plan assets regulation. The plan assets regulation defines an “equity interest” as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features, and specifically includes a beneficial interest in a trust.

Under exceptions contained in the plan assets regulation, the assets of the applicable issuer would not be deemed to be “plan assets” of investing ERISA Plans if:

•	immediately after the most recent acquisition of an equity interest in the applicable issuer, less than 25% of the value of each class of equity interests in the applicable issuer were held by “benefit plan investors”, and other employee benefit plans whether or not subject to ERISA or Section 4975 of the Code (including governmental, church and foreign plans) and entities whose underlying assets are deemed to include “plan assets” under the plan assets regulation; or

•	the preferred securities are “publicly-offered securities” for purposes of the plan assets regulation. “Publicly-offered securities” are securities which are widely held, freely transferable, and either (i) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (ii) sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 and then timely registered under the Securities Exchange Act of 1934.

We cannot assure that benefit plan investors will hold less than 25% of the total value of the preferred securities at the completion of the initial offering or thereafter, and we do not intend to monitor or take any other measures to assure satisfaction of the conditions to this exception. We expect that certain series of preferred securities will be offered in a manner consistent with the requirements of the publicly-offered securities exception described above; however, we cannot assure that the preferred securities would be considered to be publicly-offered securities under the plan assets regulation.

Certain transactions involving the applicable issuer could be deemed to constitute direct or indirect prohibited transactions under ERISA and/or Section 4975 of the Code with respect to an ERISA Plan if the preferred securities were acquired with “plan assets” of the ERISA Plan and the assets of the applicable issuer were deemed to be “plan assets” of ERISA Plans investing in the applicable issuer. For example, if we were a Party in Interest with respect to an ERISA Plan, either directly or by reason of our ownership of our bank subsidiaries, extensions of credit between us and the applicable issuer, including the junior subordinated debentures and the guarantees, would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption. In addition, if we were considered to be a fiduciary with respect to the applicable issuer as a result of certain powers we hold (such as our powers to remove and replace the property trustee and the administrative trustees), it is possible that the optional redemption of the junior subordinated debentures would be considered to be a prohibited transaction under Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. In order to avoid these prohibited transactions, each benefit plan investor, by purchasing preferred securities, will be deemed to have directed the applicable issuer to invest in the junior subordinated debentures and to have appointed the property trustee.

The Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions that may arise from the purchase or holding of the preferred securities. Those class exemptions are:

•	PTCE 96-23 (for eligible transactions determined by in-house asset managers);

•	PTCE 95-60 (for eligible transactions involving insurance company general accounts);

•	PTCE 91-38 (for eligible transactions involving bank collective investment funds);

•	PTCE 90-1 (for eligible transactions involving insurance company pooled separate accounts); and

•	PTCE 84-14 (for eligible transactions determined by independent qualified professional asset managers).

These class exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with an ERISA Plan’s investment in the preferred securities. Because the preferred securities may be deemed to be equity interests in the applicable issuer for purposes of applying ERISA and Section 4975 of the Code, the preferred securities may not be purchased or held by any ERISA Plan or any person investing “plan assets” of any ERISA Plan, unless the purchase and holding is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

By directly or indirectly purchasing or holding preferred securities or any interest in them you will be deemed to have represented that either:

•	you are not a Plan and are not purchasing the securities on behalf of or with “plan assets” of any Plan; or

•	your purchase and holding of preferred will not violate any applicable Similar Laws and either (i) will not result in a prohibited transaction under ERISA or the Code, or (ii) if it could result in such a prohibited transaction, it satisfies the requirements of, and is entitled to full exemptive relief under, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

If a purchaser or holder of the preferred securities that is an ERISA Plan elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, we and the applicable issuer may require a satisfactory opinion of counsel or other evidence of the availability of that exemption.

Due to the complexity of the above rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the preferred securities on behalf of or with “plan assets” of any ERISA Plan consult with their counsel regarding the potential consequences if the assets of the applicable issuer were deemed to be “plan assets” and regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption. In addition, fiduciaries of Plans not subject to Title I of ERISA or Section 4975 of the Code, in consultation with their advisors, should consider the impact of their respective applicable Similar Laws on their investment in preferred securities, and the considerations discussed above, to the extent applicable.

PLAN OF DISTRIBUTION

Any of the issuers may sell the preferred securities being offered by use of this prospectus and an applicable prospectus supplement:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

We will set forth the terms of the offering of any securities being offered in the applicable prospectus supplement.

If any of the issuers utilizes underwriters in an offering of preferred securities using this prospectus, we and the applicable issuer will execute an underwriting agreement with those underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to various conditions precedent and that the underwriters will be obligated to purchase all the offered securities if any are purchased. Underwriters may sell those securities to or through dealers. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers from time to time. If any of the issuers utilizes underwriters in an offering of securities using this prospectus, the applicable prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

If any of the issuers utilizes a dealer in an offering of securities using this prospectus, the relevant issuer will sell the offered securities to the dealer, as principal. The dealer may then resell those securities to the public at a fixed price or at varying prices to be determined by the dealer at the time of resale.

Any of the issuers may also use this prospectus to offer and sell securities through agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of appointment.

Any of the issuers may offer to sell securities either at a fixed price or at prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Underwriters, dealers or agents participating in a distribution of preferred securities by use of this prospectus and an applicable prospectus supplement may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from an issuer or from purchasers of offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

Under agreements that we and the applicable issuer may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and an applicable prospectus supplement may be entitled to indemnification by us and the applicable issuer against some types of liabilities, including liabilities under the Securities Act of 1933, or to reimbursement for some types of expenses.

Underwriters, dealers, agents or their affiliates may engage in transactions with, or perform services for, us or any of the issuers or our or their affiliates in the ordinary course of business.

Offerings of preferred securities will be conducted in compliance with Rule 2810 of the Conduct Rules of the NASD, as applicable. For any offering not listed on an exchange or Nasdaq, under Rule 2810, an NASD member or person associated with an NASD member shall have reasonable grounds to believe, on the basis of information obtained from an offeree concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person, that (a) the offeree is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in this prospectus, including the tax benefits, if any, (b) the offeree has a fair market net worth sufficient to sustain the risks inherent in the preferred securities, including loss of investment and lack of liquidity and (c) the preferred securities are otherwise suitable for the offeree.

Our direct or indirect wholly-owned subsidiaries, including J.P. Morgan Securities Inc., may use this prospectus and the applicable prospectus supplement in connection with offers and sales of preferred securities in the secondary market. Those subsidiaries may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

Any of the issuers may also use this prospectus to solicit offers to purchase securities directly. Except as set forth in the applicable prospectus supplement, none of any issuer’s administrative trustees nor any of our directors, officers, or employees nor those of our bank subsidiaries will solicit or receive a commission in connection with these direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

EXPERTS

JPMorgan Chase. The financial statements of JPMorgan Chase and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

Bank One. The financial statements of Bank One incorporated in this document by reference to our Current Report on Form 8-K filed on March 1, 2004 have been incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting, whose report dated January 20, 2004 refers to Bank One’s adoption of FASB Interpretation No. 46, Consolidation of Variable Interest Entities, effective December 31, 2003, and the discontinuance and sale of Bank One’s corporate trust services business in 2003.

LEGAL OPINIONS

Simpson Thacher & Bartlett LLP, New York, New York, will provide an opinion for us regarding the validity of the offered securities, and Cravath, Swaine & Moore LLP, New York, New York, will provide such an opinion for the underwriters. Richards, Layton & Finger, P.A., special Delaware counsel to the issuers and us, will provide an opinion regarding certain matters relating to Delaware law. Cravath, Swaine & Moore LLP acts as legal counsel to us and our subsidiaries in a substantial number of matters on a regular basis. Simpson Thacher & Bartlett LLP and Cravath, Swaine & Moore LLP will rely on the opinion of Richards, Layton & Finger, P.A., as to certain matters of Delaware law.